UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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hhgregg, Inc.

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HHGREGG, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 3, 2010

You are invited to attend the annual meeting of stockholders (the “Annual Meeting”) of hhgregg, Inc. (the “Company”, “we” or “us”), to be held at 2:00 p.m., local time, on August 3, 2010, at the Company’s principal executive offices, 4151 E. 96th Street, Indianapolis, IN, 46240. The Annual Meeting is being held for the following purposes:

(1)	To elect a Board of eleven directors;

(2)	To ratify the action of the Board of Directors in amending the hhgregg, Inc. 2007 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 3,000,000 to 6,000,000;

(3)	To ratify the action of the Company’s Audit Committee in appointing KPMG LLP as independent registered public accountants of the Company for the fiscal year ending March 31, 2011; and

(4)	To transact such other business that is properly introduced at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The Board of Directors has set the close of business on June 14, 2010, as the record date for the determination of stockholders who will be entitled to notice of and voting rights at the Annual Meeting. The list of stockholders entitled to vote at the Annual Meeting will be available for inspection, as required by the Company’s By-Laws, at the Company’s offices, 4151 E. 96th Street, Indianapolis, IN, 46240, at least ten days before the Annual Meeting.

We are pleased to make our proxy materials available via the Internet, as permitted by the rules adopted by the U.S. Securities and Exchange Commission. We believe this e-proxy process expedites our stockholders’ receipt of proxy materials, lowers the cost of our Annual Meeting, and conserves precious natural resources. On or about June 24, 2010 we mailed our stockholders a Notice of Internet Availability of Proxy Materials, containing instructions on how to access our proxy materials via the Internet, as well as how to obtain a paper copy of the proxy materials. If you received a Notice of Internet Availability by mail, you will not receive printed proxy materials unless you specifically request them.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you, after reading this proxy statement, to cast your vote via the Internet or by mail as instructed in the Notice as promptly as possible. You may also request a paper proxy card to submit your vote by mail if you prefer. If you attend the meeting, you may vote in person, even if you previously voted by proxy.

By Order of the Board of Directors,

/s/ Jeremy J. Aguilar
Jeremy J. Aguilar Chief Financial Officer and Corporate Secretary

Indianapolis, IN

June 24, 2010

HHGREGG, INC.

PROXY STATEMENT

i

HHGREGG, INC.

4151 E. 96th Street

Indianapolis, IN 46240

PROXY STATEMENT FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Important Notice Regarding Availability of Proxy Materials for Annual Stockholder Meeting to be Held on August 3, 2010.

This Proxy Statement and our Annual Report on Form 10-K, or the Annual Report, for the year ended March 31, 2010 are available to stockholders on our website at www.edocumentview.com/HGG.

Why did some stockholders receive a Notice of Internet Availability of Proxy Materials?

Certain of our stockholders will receive a Notice of Internet Availability of Proxy Materials, or Notice, which was or will be sent to stockholders on or about June 24, 2010, containing information on the availability of our proxy materials on the Internet. Stockholders who received the notice by mail will not receive a printed copy of our proxy materials unless requested in the manner described in the Notice. The Notice explains how to access and review this Proxy Statement and our 2010 Annual Report, and how you may vote by proxy. The Annual Meeting will be held at our corporate headquarters, located at 4151 E. 96th Street, Indianapolis, IN 46240, on August 3, 2010, at 2:00 p.m., local time.

What happens at the Annual Meeting?

At the Annual Meeting, our stockholders will vote on the proposals described in this Proxy Statement, including the election of the eleven nominees named below as directors, the ratification of an amendment to the hhgregg, Inc. 2007 Equity Incentive Plan and the ratification of our independent registered public accountants.

What is a “proxy?”

A proxy is your legal designation giving another person permission to vote the stock you own. The person you designate is called your “proxy,” and the document that designates someone as your proxy is called a “proxy” or “proxy card.” By completing your proxy or proxy card, you designate Jerry W. Throgmartin and Dennis L. May as your proxies at our Annual Meeting.

Who is paying for this Proxy Statement and the solicitation of my proxy, and how are proxies solicited?

We will pay the entire cost of soliciting proxies for the Annual Meeting. Our directors, officers and employees may solicit proxies personally or by mail, telephone or other means of communication. In addition, we may request brokerage firms, banks and other custodians, nominees and fiduciaries to send copies of these proxy materials to the beneficial owners of our stock held by them. We will reimburse these institutions for the reasonable costs they incur to do so. Though we do not plan to do so now, we may later decide to retain a professional proxy solicitation service. The cost of that service would be paid by us.

Who is entitled to vote?

Only the stockholders of record of our common stock at the close of business on June 14, 2010, or the Record Date, will be entitled to vote at the Annual Meeting. The list of stockholders entitled to vote at the Annual Meeting will be available for inspection, as required by our By-Laws, at our corporate offices, located at 4151 E. 96th Street, Indianapolis, IN 46240, at least ten days before the Annual Meeting.

How many votes do I have?

For each matter to be voted upon, you have one vote for each share of our common stock that you owned as of the close of business on the Record Date. On the Record Date, 39,411,457 shares of our common stock were outstanding. You do not have cumulative voting rights.

What is the difference between holding shares as a “stockholder of record” and as a beneficial owner?

If your shares are registered in your name with our transfer agent, Computershare, then you are considered the stockholder of record for those shares. We send proxy materials directly to all stockholders of record.

If your shares are held through a stock broker, bank or other nominee, you are considered the beneficial owner of those shares, even though you are not the stockholder of record. In that case, the Notice of Internet Availability of Proxy Materials have been forwarded to you by your stock broker, bank or other nominee (who is actually considered the stockholder of record). As the beneficial owner of shares of our common stock, you have the right to tell your broker, bank or other nominee how to vote using the proxy materials. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the stockholder of record and present it to the inspector of elections at the Annual Meeting.

What am I voting on?

You will be voting on the following three proposals:

1.	The election of the eleven nominees named in this Proxy Statement to the Board of Directors (Proposal No. 1);

2.	The ratification of the action of our Board of Directors in amending the hhgregg, Inc. 2007 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 3,000,000 to 6,000,000 (Proposal No. 2); and

3.	The ratification of the action of our Audit Committee in appointing KPMG LLP as our independent registered public accountants for the fiscal year ending March 31, 2011 (Proposal No. 3).

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that the stockholders vote FOR each Proposal. Unless you indicate otherwise on your proxy card, your proxies will be voted in favor of each Proposal.

Will any other matters be voted on?

The Board of Directors does not intend to present any other matters at the Annual Meeting, nor does the Board know of any other matters that will be brought before our stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, your returned proxy gives authority to Jerry W. Throgmartin and Dennis L. May as proxies to vote such matters in their discretion.

How do I vote by proxy?

You may give a proxy to be voted at the Annual Meeting either:

1.	Via the Internet pursuant to the instructions provided in the Notice; or

2.	If you received printed proxy materials, by mail or telephone pursuant to the instructions.

How can I vote my shares in person at the Annual Meeting?

All stockholders of record may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you hold your shares through a bank, broker or other nominee, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of elections with your ballot to be able to vote in person at the Annual Meeting.

Can I change or revoke my vote after I vote online or return my proxy card?

Any stockholder giving a proxy can revoke it any time before it is exercised by (i) delivering written notice of revocation to the Corporate Secretary of hhgregg at 4151 E. 96th Street, Indianapolis, IN 46240; (ii) timely delivering a valid, later-dated proxy or a later-dated vote by telephone or via the Internet; or (iii) attending the Annual Meeting and voting in person. If you respond to this solicitation with a valid proxy and do not revoke it before it is exercised, it will be voted as you specified in the proxy.

If your shares are held in street name, you must follow the specific directions provided to you by your bank or broker to change or revoke any instructions you have already provided to your bank or broker.

How many votes must be present to hold the Annual Meeting?

A majority of the shares of our common stock outstanding on the Record Date must be present, either in person or by proxy, for there to be a quorum at the Annual Meeting. On the Record Date, 39,411,457 shares of our common stock were outstanding and, therefore, 19,705,729 shares must be present, either in person or by proxy, for there to be a quorum at the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. See “How will abstentions and broker non-votes be treated?” in this Proxy Statement for more information.

How many votes are necessary to approve each proposal?

Proposal No. 1: Our directors are elected by a plurality of the votes of shares present at the Annual Meeting, either in person or by proxy. This means that the candidate who receives the most votes for a particular slot will be elected for that slot, whether or not the votes for that candidate represent a majority.

Proposal No. 2: The ratification of the action of our Board of Directors in amending the hhgregg, Inc. 2007 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 3,000,000 to 6,000,000 requires the affirmative vote of a majority of shares present at the Annual Meeting, either in person or by proxy, and entitled to vote at the Annual Meeting.

Proposal No. 3: The ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending March 31, 2011 requires the affirmative vote of a majority of shares present at the Annual Meeting, either in person or by proxy, and entitled to vote at the Annual Meeting.

What is a “broker non-vote”?

If your shares are held in “street name” by a broker, your broker is the stockholder of record; however, the broker is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, the broker may exercise discretionary voting power to vote your shares with respect to “routine matters,” but not “non-routine” items. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Proposals No. 1 and 2 are “non-routine matters”; accordingly, banks, brokers and other holders of record holding shares for a beneficial owner cannot vote with respect to Proposal No. 1 or Proposal No. 2 unless they receive voting instructions from the beneficial owner.

Proposal No. 3 is a “routine matter.”

How will abstentions and broker non-votes be treated?

Abstentions will be counted for the purpose of determining the existence of a quorum and will have the same effect as a negative vote on matters other than the election of directors. Only votes “for” or “withheld” are counted in determining whether a plurality has been cast in favor of a director. If a nominee holding shares for a beneficial owner indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter or otherwise does not vote such shares, those shares will not be considered present and entitled to vote with respect to that matter, but will be counted for the purpose of determining the existence of a quorum. As a result, a “broker non-vote” will not have an effect on the vote for Proposal No. 1 or Proposal No. 2.

Who will count the votes?

An automated system administered by Computershare Investor Services will tabulate votes cast by proxy at the Annual Meeting. A representative of hhgregg will be appointed to act as the inspector of elections and tabulate votes cast in person at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting. Additionally, we will publish final voting results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission, or the SEC.

Do you provide electronic access to the hhgregg Proxy Statement and Annual Report?

Yes. You may obtain copies of this Proxy Statement and our Annual Report for the year ended March 31, 2010 by visiting www.hhgregg.com and clicking the “Investor Relations” link. Once you are in the Investor Relations section of our website, click the “SEC Filings” link. You may also obtain a copy of our Annual Report (without exhibits), without charge, by sending a written request to: Investor Relations at hhgregg, Inc., 4151 E. 96th Street, Indianapolis, IN, 46240. We will provide copies of the exhibits to the Annual Report upon receipt of a request addressed to Investor Relations and payment of a reasonable fee.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting, Proxy Statement and Annual Report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure is intended to reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you received a householding mailing this year and you would like an additional copy of this Proxy Statement or our Annual Report mailed to you, we will deliver a copy promptly upon your request to: Investor

Relations at hhgregg, Inc., 4151 E. 96th Street, Indianapolis, IN, 46240 or by calling (317) 848-8710 and asking for Investor Relations. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our Notice of Annual Meeting, Proxy Statement and Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare, P.O. Box 43078, Providence, RI 02940, telephone: (800) 622-6757.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, eleven directors are to be elected to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. The number of directors is established by our Board of Directors pursuant to our Bylaws and is currently set at eleven. Our Board of Directors has nominated Mr. Jerry W. Throgmartin, Mr. Dennis L. May, Mr. Lawrence P. Castellani, Mr. Benjamin D. Geiger, Ms. Catherine A. Langham, Mr. John M. Roth, Mr. Charles P. Rullman, Mr. Michael L. Smith, Mr. Peter M. Starrett, Ms. Kathleen C. Tierney and Mr. Darell E. Zink for election as directors. Votes cast pursuant to your proxy will be cast FOR the election of the eleven nominees named below unless authority is withheld. All nominees are currently members of our Board of Directors. Each nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a director if elected. If for any reason any nominee shall not be a candidate for election as a director at the Annual Meeting (an event that is not now anticipated), your proxy will be voted for a substitute nominee, if any, as shall be designated by our Board of Directors.

Nominees for Election to our Board of Directors

The following information is furnished with respect to the eleven nominees. The Board of Directors has determined that each of the nominees, other than Messrs. Throgmartin and May, are independent directors within the meaning of the New York Stock Exchange, or NYSE, listing standards and the rules and regulations of the SEC.

Jerry W. Throgmartin, 55, our Executive Chairman and a Director, joined us in 1975 and has served as a Director since 1988. He has served as our Executive Chairman since August 2009. From January 2003 until August 2009, he served as our Chairman and Chief Executive Officer. From 1999 to January 2003 he also served as our President. From 1988 to 1999 he served as our President and Chief Operating Officer. Other positions previously held by Mr. Throgmartin within our Company include store manager, district manager, advertising director and Vice President of Store Operations. Mr. Throgmartin was selected to serve as Executive Chairman and Director of our Board of Directors due to his extensive experience and depth of knowledge of the Company and the retail industry gained in his 35 years working for the Company.

Dennis L. May, 42, our President, Chief Executive Officer and a Director, joined us in January 1999. He has been our Chief Executive Officer since August 2009. From 1999 to January 2003 he served as the Executive Vice President and Chief Operating Officer and was appointed President and Chief Operating Officer in January 2003. He became a Director in connection with our recapitalization in February 2005. Mr. May joined our Company as part of the acquisition of certain store leases of Sun TV & Appliance, Inc., a retailer of consumer electronics and appliances, where he held the positions of Vice President of Marketing, Executive Vice President and Chief Operating Officer. Mr. May brings to our Board of Directors expertise in the strategic and operational aspects of the retail industry that he has gained during his 24 years working in the industry.

Lawrence P. Castellani, 64, became a Director in July 2005. From June 2006 to May 2008, Mr. Castellani served as a Director of Advance Auto Parts, Inc., a specialty retailer of auto parts, where he also served as the Chairman from February 2003 to May 2006 and as its Chief Executive Officer from 2000 until May 2005. Mr. Castellani served as President and Chief Executive Officer of Ahold Support Services in Latin America (a division of Royal Ahold, a supermarket company) from 1998 to 2000, as Executive Vice President of Ahold USA from 1997 through 1998, and as President and Chief Executive Officer of Tops Friendly Markets, a grocery store chain, from 1991 through 1997. Mr. Castellani was selected to serve as a Director on our Board of Directors due to his extensive experience in executive leadership in the retail industry.

Benjamin D. Geiger, 35, became a Director in connection with our recapitalization in February 2005. Mr. Geiger joined Freeman Spogli & Co., a private equity investment firm, in 1998 and became a partner in July 2008. From 1996 to 1998, Mr. Geiger was employed by Merrill Lynch & Co. in the Mergers and Acquisitions

Group. Mr. Geiger brings to our Board of Directors experience and insights into strategic expansion opportunities, transactional structuring and debt and equity financing.

Catherine A. Langham, 52, became a Director in February 2010. Ms. Langham is the co-founder, President and Chief Executive Officer of Langham Logistics, Inc., a global freight management company specializing in expedited transportation, warehousing and distribution. Ms. Langham also serves on the boards of directors for The Finish Line, an athletic shoe retailer, and Celadon Group, Inc., a trucking company. Ms. Langham has also served as a director of Marsh Supermarket, Inc. Ms. Langham brings to our Board of Directors extensive experience in logistics and executive leadership gained in her 20 years serving as a leader in the logistics industry and as a member of the board of directors for multiple public companies.

John M. Roth, 51, became a Director in connection with our recapitalization in February 2005. Mr. Roth joined Freeman Spogli & Co., a private equity investment firm, in 1988 and became a general partner in 1993. From 1984 to 1988, Mr. Roth was employed by Kidder, Peabody & Co. Incorporated in the Mergers and Acquisitions Group. Mr. Roth serves as a director on the Board of El Pollo Loco, Inc., a restaurant chain. In the past five years, Mr. Roth has also served on the Boards of Directors of AFC Enterprises, Inc., a restaurant franchisor and operator, and Asbury Automotive Group, Inc., an automotive retailer. Mr. Roth brings to our board extensive experience as a board member of numerous retail and consumer businesses and has extensive experience and insights into strategic expansion opportunities, capital markets and capitalization strategies.

Charles P. Rullman, 62, has served as a Director since March 2005. Mr. Rullman joined Freeman Spogli & Co., a private equity investment firm, in 1995 as a general partner. Mr. Rullman retired from his position at Freeman Spogli & Co., in December 2005. From 1992 to 1995, Mr. Rullman was a general partner of Westar Capital, a private equity investment firm specializing in middle market transactions. Prior to joining Westar Capital, Mr. Rullman spent 20 years at Bankers Trust Company, a banking conglomerate, and its affiliate, BT Securities Corporation, where he was a Managing Director and Partner. Mr. Rullman has served on the boards of diverse businesses including many national and multi regional retailers, and has extensive experience and insights into strategic expansion opportunities and debt and equity financing and structuring.

Michael L. Smith, 61, became a Director in July 2005. Mr. Smith served as Executive Vice President and Chief Financial and Accounting Officer of Wellpoint, Inc., a health benefits company, until his retirement in January 2005. He served as Executive Vice President and Chief Financial Officer of Anthem, Inc., a health benefits company, from 1999 to 2004. From 1996 to 1998, Mr. Smith served as Chief Operating Officer and Chief Financial Officer of American Health Network, Inc., a former subsidiary of Anthem, Inc. He was Chairman, President and Chief Executive Officer of Mayflower Group, Inc., a transport company, from 1989 to 1995. He is a director of Kite Realty Group Trust, a REIT; Emergency Medical Services Corp., a provider of emergency medical services; and Vectren Corporation, a gas and electric utility. Mr. Smith brings to our Board of Directors expertise in dealing with financial and accounting matters through his prior experience in serving as chief financial officer of public companies. His experience in evaluating financial results and overseeing the financial reporting process of public companies make him a valuable resource in his role as Chairman of the Audit Committee, and as a member of our Board of Directors.

Peter M. Starrett, 62, became a Director in connection with our recapitalization in February 2005 and served as Vice Chairman of our Board from February 2005 until April 2007. In 1998, Mr. Starrett founded Peter Starrett Associates, a retail advisory firm, and currently serves as its President. From 1990 to 1998, Mr. Starrett served as the President of Warner Bros. Studio Stores Worldwide, a specialty retailer. Previously, he held senior executive positions at both Federated Department Stores, a department store retailer, and May Department Stores, a department store retailer. Mr. Starrett serves on the boards of directors of Pacific Sunwear, Inc., a clothing retailer and PETCO Animal Supplies, Inc., a retailer of pet food and supplies. Mr. Starrett also has served on the board of directors of Guitar Center, a retailer of musical instruments. Mr. Starrett was selected to serve as a Director on our Board due to his extensive experience as an officer and director of both public and private companies in the retail industry.

Kathleen C. Tierney, 65, served as the Chief Executive Officer of Sur La Table, a privately held retailer of kitchenware and tabletop accessories, from 2004 until 2008 and as Executive Vice Chairman from 2008 to 2010. She currently serves on the board of directors of Sur La Table. Prior to joining Sur La Table, Ms. Tierney was an independent management consultant for a variety of national clients. From 1993 to 1999, Ms. Tierney held the position of CEO and President of Smith Hawken, the multi-channel gardening life-style company based in Mill Valley, California. From 2000 to 2004 she was a trustee at Dominican University of California, where she is now an adjunct professor in the Leadership Institute. Ms. Tierney brings to our Board of Directors extensive experience in marketing, multi-channel retailing and leadership studies.

Darell E. Zink, 63, became a director in August 2007. Since October 2004, Mr. Zink has served as Chairman and Chief Executive Officer of Strategic Capital Partners, LLC, a real estate investment management firm. Prior to that, Mr. Zink served as Vice Chairman of Duke Realty Corporation, a real estate development and management company, from January 2004 to October 2004 and as Executive Vice President and Chief Financial Officer from October 1993 to December 2003. Prior to that, Mr. Zink was a general partner in the private company predecessor of Duke Realty Corporation from June 1982 to October 1993. Mr. Zink has served as Chief Executive Officer of HKZ Enterprises, a real estate development company, since September 2004. Presently, Mr. Zink serves as a director on the Board of Kite Realty Group Trust, a REIT. He also served as a Director at Duke Realty Corporation and Windrose Medical Properties Trust. Mr. Zink brings to our Board of Directors expertise in real estate, financial and corporate governance matters as a result of his nearly 20 years as an officer and a director of publicly traded companies.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR Proposal No. 1 to elect Mr. Throgmartin, Mr. May, Mr. Castellani, Mr. Geiger, Ms. Langham, Mr. Roth, Mr. Rullman, Mr. Smith, Mr. Starrett, Ms. Tierney and Mr. Zink as directors for a one year term.

CORPORATE GOVERNANCE MATTERS AND

COMMITTEES OF THE BOARD OF DIRECTORS

Pursuant to our Bylaws, the Board of Directors has established four standing committees: the Audit, Compensation, Executive, and Nominating and Corporate Governance Committees. We require a majority of our Board members and all members of each of the Audit, Compensation and Nominating and Corporate Governance Committees to be independent, as defined by the NYSE listing standards and the rules and regulations of the SEC.

The Board has determined, after a review of the relationships between and among each of the directors, the Company and its officers, and after consultation with, and upon the recommendation of, our Nominating and Corporate Governance Committee, that Lawrence P. Castellani, Benjamin D. Geiger, Catherine A. Langham, John M. Roth, Charles P. Rullman, Michael L. Smith, Peter M. Starrett, Kathleen C. Tierney and Darell E. Zink are independent, as defined by the NYSE listing standards, and that no material relationships exist between any such independent directors and us other than by virtue of their being directors and stockholders. In addition, the Board has determined that the members of each of the Audit, Compensation, Executive, and Nominating and Corporate Governance Committees are independent under the NYSE listing standards for each such committee, and, with respect to the Audit Committee, Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

The Board of Directors met nine times during fiscal 2010. The non-employee independent directors (as defined by the rules of the NYSE) met five times during fiscal year 2010 in executive session without the presence of management directors or employees of the Company. These meetings were chaired by Jerry W. Throgmartin. All directors attended at least 75% of the Board meetings and meetings held by Committees of which they were members. Pursuant to Corporate Governance Guidelines adopted by the Board, Board members are expected to attend Board meetings on a regular basis and to attend the annual meeting of stockholders. All members of the Board attended the 2009 annual meeting of stockholders.

The Charters of the Audit, Compensation, Executive and Nominating and Corporate Governance Committees, our Corporate Governance Guidelines, and the Codes of Conduct applicable to our officers, directors and employees are available on our website at www.hhgregg.com under the “Investor Relations” link. Once you are in the “Investor Relations” section of our website, click the “Corporate Governance” link. These documents are also available in print to stockholders upon request.

The principal functions of each of our standing Board Committees, their members and the number of meetings held in fiscal 2010 are set forth below:

Committee Name and Members	Committee Functions	Number of Meetings in Fiscal 2010
Audit Smith(1)(2) Rullman Zink	• Assist the Board of Directors in fulfilling its responsibilities with respect to oversight of: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) the independent auditors’ qualifications and independence; and (iv) the performance of our internal audit function and independent auditors.	4

Compensation Castellani(1) Roth Starrett

•     Evaluate and recommend compensation for selected senior executive officers of hhgregg;

•     Set the compensation of the CEO and review his performance against set goals;

•     Administer our equity compensation plans;

•     Evaluate and review the structure of compensation and benefits for directors, officers and employees, including setting pre-tax earnings goals and approving the payment of annual incentive awards under our incentive compensation plans; and

•     Establish and communicate to the Board and to management our general compensation philosophy, as well as considerations for determining compensation for executive officers.

		4

Nominating and Corporate Governance Rullman(1) Roth Smith

•     Identify and recommend to the Board individuals to fill vacant Board positions and/or nominees for election as directors at the annual meeting of stockholders;

•     Review the structure, independence and composition of the Board and its Committees and the Committee charters and make recommendations to the Board;

•     Evaluate the performance of the Board and Committees and report findings to the Board;

•     Nominate for Board approval the Chairman, and make recommendations to the Board regarding their respective roles;

•     Review and make recommendations for amendments to our Code of Business Conduct and Ethics;

•     Recommend to the Board and oversee the implementation of sound corporate governance principles and practices; and

•     Develop and recommend to the Board procedures for a stockholder to send communications to the Board.

		2

Executive Throgmartin(1) Geiger Roth	• Make decisions and evaluate issues referred to the executive committee by the Board or the Chairman of the Board; and • Act with full authority on behalf of the full Board between meetings.	9

(1)	Chairman of the Committee.
(2)	Mr. Smith currently serves on the audit committee of four public companies (including us). In accordance with our Audit Committee charter, these obligations have been disclosed to the Board. The Board determined that serving on a total of four audit committees does not impair Mr. Smith’s ability to effectively serve on our audit committee, but rather enhances his ability to serve due to the experience and perspective he brings from his service on other audit committees.

Nominees for Election as Directors

The Nominating and Corporate Governance Committee is responsible for leading the search for and evaluating qualified individuals to become nominees for election as directors. The Nominating and Corporate Governance Committee also considers nominees for director proposed by stockholders. As provided in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee will seek Board candidates who possess and have exhibited integrity in business and personal affairs and whose professional experiences will assist the Board in performing its duties. The Nominating and Corporate Governance Committee has not established any specific, minimum qualifications for potential nominees. The Nominating and Corporate Governance Committee’s process for evaluating nominees for director will not differ based on whether the nominee is recommended by a stockholder. To recommend a prospective nominee for the Committee’s consideration, stockholders should submit the candidate’s name and qualifications in writing to our Corporate Secretary at the following address: hhgregg, Inc., Attention: Corporate Secretary, 4151 E. 96th Street, Indianapolis, IN, 46240. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. See “Stockholder Proposals” in this Proxy Statement for further information. Nominations must be delivered to the Secretary not less than 120 nor more than 150 days prior to the first anniversary of the date the that our Proxy Statement is delivered to stockholders in connection with the preceding year’s annual meeting. The Nominating and Corporate Governance Committee will evaluate new candidates by performing background checks, reviewing qualifications for specific skills that must be possessed by one or more of the members of the Board, and considering the extent to which the member promotes diversity among directors. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Committee believes that it is desirable that Board members represent a diversity of backgrounds, as well as a diversity of viewpoints and experiences. The Nominating and Corporate Governance Committee will extend invitations on behalf of us to join the Board or to be nominated for election as a director.

Board Leadership Structure

Our Corporate Governance Guidelines and By-Laws allow the Board to separate the roles of Chairman and Chief Executive Officer. Immediately prior to Mr. May’s appointment as President and Chief Executive Officer, Mr. Throgmartin served as Chairman and Chief Executive Officer. At the time of Mr. May’s appointment, the Board decided to retain Mr. Throgmartin as the Executive Chairman of the Board, which will allow Mr. May, as President and Chief Executive Officer, to focus on the development and execution of our strategic priorities in addition to the day-to-day leadership and performance of the Company. Our Executive Chairman provides guidance to our Chief Executive Officer and other executive officers and focuses on board oversight responsibilities and strategic planning. In the future the Board will consider whether to maintain the separation of the roles of Executive Chairman and Chief Executive Officer.

Board’s Role in Risk Oversight

As part of its responsibility for the oversight of the Company’s financial matters and regulatory compliance, the Audit Committee is charged with discussing the guidelines and policies with respect to risk assessment and risk management. The Company’s Director of Internal Audit, who reports to the Audit Committee, has developed an enterprise risk management (ERM) framework through which management has identified the key areas of risk that we face. Upon review of the risks identified by management, the Audit Committee may approve management’s recommendation to assign certain risk areas for oversight by appropriate committees of the Board, or by the full Board of Directors. The Company’s Director of Internal Audit also reviews risk areas with senior management on a regular basis.

Communication with the Board of Directors

Stockholders and other interested parties may communicate with the Board of Directors or the non-management directors as a group by sending correspondence addressed to the applicable party to: Board of Directors, hhgregg, Inc., 4151 E. 96th Street, Indianapolis, IN, 46240. Pursuant to procedures approved by the independent members of the Board of Directors, all such correspondence related to the Board’s duties and responsibilities will be reviewed by our Corporate Secretary and forwarded to the Chairman of the Board. All such correspondence will be available to any of the directors upon request.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

During fiscal 2010, Michael L. Smith served as Chairman of the Audit Committee of the Board of Directors. The other members of the Audit Committee during fiscal 2010 were Charles P. Rullman and Darell E. Zink. The Board of Directors has determined that all members of the Audit Committee are independent and are financially literate as required by the NYSE listing standards, and that Mr. Smith and Mr. Zink are “audit committee financial experts,” as defined by SEC rules, and have accounting or related financial management expertise, as required by the NYSE’s listing requirements.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for fiscal 2010 with our management. The Audit Committee has discussed with KPMG LLP, or KPMG, our independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.

Based on the Audit Committee’s review and the discussions noted above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our fiscal 2010 Annual Report for filing with the SEC.

THE AUDIT COMMITTEE

Michael L. Smith (Chair)

Charles P. Rullman

Darell E. Zink

NON-DIRECTOR NAMED OFFICERS

The following table lists our executive officers who are not directors, as of March 31, 2010:

Name	Age	Position with our Company
Jeremy J. Aguilar	35	Chief Financial Officer
Michael G. Larimer	56	Chief Merchandising Officer
Jeffrey J. McClintic	54	Senior Vice President of Appliance Merchandising
Stephen R. Nelson	57	Chief Information Officer
Michael D. Stout	57	Chief Administrative Officer
Gregg W. Throgmartin	32	Executive Vice President and Chief Operating Officer
Charles B. Young	46	Chief Human Resources Officer

Jeremy J. Aguilar, our Chief Financial Officer, joined us in August 2005. Mr. Aguilar became our Chief Financial Officer in September 2009. He has served the Company in several roles since joining the Company in August 2005, including Interim Chief Financial Officer (March 2009—September 2009), Vice President Controller (March 2007—March 2009) and Director of Financial Reporting (August 2005—March 2007). From July 2003 until July 2005, Mr. Aguilar served as a Manager at KPMG LLP, an accounting and consulting firm.

Michael G. Larimer, our Chief Merchandising Officer, joined us in March 1999. Mr. Larimer was named Chief Merchandising Officer in September 2009. From June 2008 through September 2009, he served as Senior Vice President of Electronics Merchandising, From 1999 to 2001 he served as the Video Merchandising Manager and was appointed Vice President of Electronics Merchandising in 2001. Prior to joining the Company, Mr. Larimer served as the Vice President of Electronics and Appliances at Sun TV & Appliances, Inc., a retailer of consumer electronics and appliances, from 1986 to 1999.

Jeffrey J. McClintic, our Senior Vice President of Appliance Merchandising, joined us in 1975. Mr. McClintic was named Senior Vice President of Appliance Merchandising in June 2008. Mr. McClintic was named Vice President of Appliance Merchandising in 2001. Other positions held by Mr. McClintic with the Company include Director of Commercial Sales, Director of Service, store manager, regional manager and buyer.

Stephen R. Nelson, our Chief Information Officer, joined us in August 2006 when he assumed this role. From 2002 through July 2006 he served as a Vice President and Division President for Telamon Corporation, a telecom resources corporation. From 1998 through 2001 he served as the Chief Information Officer and Vice President of Marketing at AFFINA, a customer service outsourcing group. From 1995 through 2000 he was a principal at Meridian Consulting Group, a consulting group.

Michael D. Stout, our Chief Administrative Officer, joined us in November 1978. Mr. Stout was named Chief Administrative Officer in October 2005. Mr. Stout served as Chief Financial Officer from 1997 to September 2005. From 1987 to 1997 he served as Treasurer and as Controller from 1986 to 1987.

Gregg W. Throgmartin, our Executive Vice President and Chief Operating Officer, joined us in October 2001. Mr. Throgmartin was named Executive Vice President and Chief Operating Officer in September of 2009. Other positions held by Mr. Throgmartin with the Company include Senior Vice President of Store Operations (June 2008—September 2009), Vice President of Sales (April 2006 – June 2008), Director of Strategic Merchandising (March 2004—April 2006), Regional Manager (June 2003 – March 2004), and Store General Manager (January 2001—June 2003).

Charles B. Young, our Chief Human Resources Officer, joined us in January 2008 as Vice President of Human Resources. Mr. Young was named Chief Human Resources Officer in June 2008. Prior to joining our Company, Mr. Young served as Vice President of Human Resources Store Operations and Supply Chain for the

Sears Holding Company, a retail company, from February 2006 to December 2007. He also served in the role of Vice President of Human Resources—Sears Retail Stores (April 2005—February 2006) and the Director of Human Resources (July 2004—April 2005) while working for Sears.

There is a father-son relationship between Jerry Throgmartin, our Executive Chairman and a Director, and Gregg Throgmartin, our Executive Vice President and Chief Operating Officer. There are no other family relationships among directors and officers of the Company.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee is comprised entirely of three independent directors who meet independence, experience and other qualification requirements of the NYSE listing standards, and the rules and regulations of the SEC. Our Compensation Committee chair is Mr. Castellani. The Compensation Committee operates under a written charter adopted by the Board. Our Compensation Committee charter can be viewed by connecting to www.hhgregg.com, under the Investor Relations link.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis presented in this Proxy Statement with management, and believe that it has been prepared with integrity and objectivity and in conformity with SEC regulations. Based upon this review, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Lawrence P. Castellani (Chair)

John M. Roth

Peter M. Starrett

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis describes the material elements of executive compensation including the principles underlying our executive compensation policies, decisions and other important factors relevant to an analysis of those policies and decisions. Our Compensation Committee is responsible for the oversight of these plans for executives and directors.

In fiscal 2010, under the leadership of our executive team, the Company achieved its annual profit plan. We reported strong financial results for the fiscal year and met our established EBITDA target despite continued economic weakness. The financial results of the Company are reflected in our executives awards as outlined in the Compensation Discussion and Analysis that follows.

The Compensation Discussion and Analysis is divided into three sections:

•

Compensation Philosophy, Objectives and Process. A discussion of our compensation philosophy, the objectives of our compensation programs and policies, and the process we use to determine executive compensation.

•	Key Elements of Compensation. A discussion and analysis of certain key compensation elements in our compensation program including base pay, incentives, equity and perquisites.

•

Other Compensation Matters. A discussion of programs and policies that is generally applicable to the named executive officers including executive severance, health and welfare benefits, and other perquisites.

The Compensation Discussion and Analysis should be read in conjunction with the section below entitled “Executive Compensation” where you will find a number of tables detailing specific information about compensation earned by each of our named executive officers in fiscal 2010.

Compensation Philosophy, Objectives and Process

Philosophy. We believe our success depends on our employees’ commitment to serve our customers and work as a team to deliver a superior customer purchase experience. We aim to make our compensation programs competitive, which allows us to attract and retain individuals whose skills are critical to our long-term success. We structure our compensation programs to reward and motivate superior individual and team performance among our executives and our employees in attaining business objectives and maximizing stockholder value. Our compensation awards are based on the fundamental principle of aligning the interests of our executives and associates with those of our stockholders. The primary means for achieving this fundamental principle is incorporating the concept of “pay for performance” in our compensation programs and policies. Therefore, our executive’s compensation, while targeted to a market median overall (as described below), is heavily leveraged with a combination of long-term equity and annual cash incentive compensation, while base pay is targeted to below market median levels. We believe that our compensation programs coupled with growth and development opportunities for our executives and other employees and a positive work environment built on trust and respect help solidify our associates’ commitment to deliver a superior customer purchase experience and links our executive’s efforts to our corporate objectives and the stockholder’s interests.

Objectives. We believe our compensation programs and policies should serve to fulfill many objectives including to (i) attract and retain executives with the knowledge, entrepreneurial skills and the competencies we require; (ii) motivate these executives to execute our aggressive short and long-term business strategies successfully; (iii) reward executives for achieving superior performance and maximizing stockholder value; and (iv) maintain a flexible compensation structure with an emphasis on incentive and equity plan components in order to align the interests of executives and stockholders on short and long-term goals.

Process. The Compensation Committee is responsible for determining and approving the compensation, performance goals and achievement of goals for our executive officers based on the recommendation of our Chief Executive Officer, authorizing all rewards under the hhgregg Inc. 2007 Equity Incentive Plan and overseeing compensation programs for executive officers. In addition, the Compensation Committee provides oversight of management’s decisions regarding the performance-based equity and non-equity compensation of our non-executive officers. The Compensation Committee reviews all proposed executive compensation plans, amendments to executive compensation plans, equity grants, and compensation packages for newly hired executive officers. The Compensation Committee’s charter, which can be found in the Investor Relations section of our website at www.hhgregg.com, details the specific objectives and responsibilities of the Compensation Committee. Decisions regarding non-equity compensation for non-executive employees are made by management.

The Compensation Committee annually reviews our compensation philosophy and objectives and oversees the design, competitiveness and effectiveness of compensation programs for our executive officers. Prior to the beginning of each fiscal year, the Compensation Committee establishes all elements of the Chief Executive Officer’s compensation and reviews and approves the Chief Executive Officer’s recommendations for adjustments to our executive officers’ base salaries, annual incentives and long-term incentives.

The Compensation Committee considers several internal and external factors to determine and approve our executive compensation. The material internal factors that are assessed include (i) the value of the executive officer’s position relative to other executive officer positions based on the scope of primary job responsibilities and its impact on organizational performance; (ii) the executive officer’s level of industry and functional knowledge and personal contribution to our strategic and operational success; (iii) the executive officer’s ability to lead, inspire and influence others in a positive and constructive manner; and (iv) the executive officer’s outstanding equity awards, performance-based incentives and compensation history. For fiscal 2010, the Compensation Committee considered these material internal factors against the 2009 Retail Executive and Management Total Remuneration Report (“Remuneration Report”) prepared by the Hay Group, an independent compensation consultant. The Remuneration Report provides compensation data on a broad group of 90 retail organizations and their divisions, and provides a frame of reference for the Compensation Committee to consider as it makes decisions each year about base salary, annual incentives and long-term incentives for our executive officers. The Compensation Committee used a subset of 34 of these companies with revenues of $400 million to $4 billion in their analysis. The companies comprising the compensation data in the Remuneration Report are set forth below.

Specifically, the Compensation Committee compared the compensation of our executive officers to the Remuneration Report’s compensation data based on job description because matches in title either were not available or did not adequately capture the considerable variation in levels of responsibility and duties among executives other than the Chief Executive Officer. The Compensation Committee used the Remuneration Report primarily to ensure that an executive officer’s total compensation would be competitive, meaning generally within the median to slightly above median range of comparative pay of the subset of the Remuneration Report described above if the we achieved the targeted performance levels for payment of the annual and long-term incentive plans described below. For fiscal 2010, the total cash compensation in the aggregate earned by our named executive officers was similar to the median range of comparative pay in the Remuneration Report because the annual incentive compensation slightly exceeded the target level set by the Compensation Committee for fiscal 2010. The Compensation Committee aims to pay out incentive compensation based on the achievement of company targets at a level above the median range and base salaries at a level below the median range of compensation paid by comparable companies in the Remuneration Report. Thus, the Compensation Committee intends to set the overall compensation level of our executives at a level higher than the median level when our performance exceeds targeted levels and lower than the median level when our performance is lower than targeted levels.

In addition, we engaged the services of Jean Gamble and Associates to evaluate through a review of proxy statements the compensation practices of 10 geographically dispersed retailers (listed below) with revenues of $500 million to $5.4 billion to assess the competitiveness of our executive officers’ base salary, incentive compensation, equity compensation and perquisites. In this proxy review we gained insight on base salary, incentive compensation and equity programs in our industry as well as the competitiveness of our severance programs and perquisites. The Compensation Committee reviewed equity grant practices in terms of use of restricted, cash and phantom share plans in addition to non-qualified stock options. The Compensation Committee also reviewed key perquisites offered to named executive officers. The Chief Executive Officer, Chief Financial Officer and Chief Operating Officer were matched directly to their peers in the proxy analysis, while other named executive officers were compared to the fifth highest paid named executive officer in each of the 10 retailers included in the proxy review. The fifth highest paid officer was selected as the minimum threshold for reasonable comparison because we could not directly match these officers to the proxy data by title due to the limited number of like titled officers in the proxy data. In this review, we found our compensation was generally competitive in annual incentives and lagged this group in regards to base salary and long term incentives. As a result of this review we are considering granting a blend of non-qualified stock options with restricted shares in the future. Other compensation elements will not be adjusted as a result of the proxy analysis.

Companies reviewed in the analyses included:

Remuneration Report Companies

Abercrombie & Fitch	Children’s Place, The	New York & Company
Aeropostale	Coach	Phillips-Van Heusen
American Eagle Outfitters	Collective Brands	Pier 1 Imports
Andersons, The	Cost Plus	Retail Ventures – DSW
Ann Taylor	Fossil	Saks
Bon-Ton Stores, The	Gymboree	Stage Stores
Brown Shoe	Harris Teeter	Timberland
Cabela’s	Hot Topic	Tween Brands
Carter’s	J. Crew	Williams-Sonoma
CBRL Group—Cracker Barrel Old Country	Kenneth Cole	Zales
Charming Shops	Liz Claiborne
Chico’s FAS	Maidenform Brands

Proxy Companies

Advance Auto Parts	Jo-Ann Stores	The Anderson’s
Cabela’s	Lumber Liquidators	Tractor Supply Company
Conn’s	Pep Boys
Dick’s Sporting Goods	Pier 1 Imports

Key Elements of Compensation

Our compensation program for named executive officers primarily consists of four elements including (i) base salary; (ii) annual incentive; (iii) long-term incentive; and (iv) health, retirement and other benefits.

Base Salary. Base salary is designed to provide a specific level of cash compensation that is fixed, competitive and appropriate for each executive officer position. The base salaries of our executive officers are reviewed annually as part of our annual compensation program review. Commencing in fiscal 2009, the Compensation Committee balanced the consideration of the factors described below with a review of the base salary of our executive officers as compared to base salary information found in the Remuneration Report, which provided confirmation regarding the competitiveness of our executive’s total remuneration. The Compensation Committee generally aims to position base salaries below the 50th percentile of the base salaries for the 34 retail companies surveyed in the Remuneration Report.

In establishing executive officer base salary levels and potential increases, the Compensation Committee also considers skills, experience, responsibility and annual performance evaluations. Furthermore, the Compensation Committee considers Company financial performance to set salary budgets that determine annual salary increases for executive officers. Merit increase data reported in salary budget surveys from Hay and World at Work are also taken under consideration.

When evaluating the performance of the Company to determine base salary, weightings are established for business metrics and leadership factors. For fiscal 2010, 50% of the performance weightings were based on Company metrics such as Sales, EBITDA and SG&A as well as departmental metrics. The remaining 50% was based on individual performance relative to eight defined leadership factors.

Annual Incentive. Our annual incentive compensation plan is designed to provide a cash incentive to our executive officers to achieve, and exceed, annual business objectives and goals. Before the end of the first quarter of our fiscal year, the Compensation Committee establishes the goals for the relevant fiscal year, which are described below. The annual incentive compensation targets are intended to be challenging but achievable if our performance for the fiscal year exceeds planned budget and profit projections. The at-risk element of annual incentive compensation reinforces a flexible compensation structure with a variability that aligns the interests of our executive officers and stockholders. Generally, the Compensation Committee sets performance metrics to ensure that the minimum and maximum level of annual incentive compensation is appropriate relative to projected Company performance such that the relative difficulty of achieving the target is consistent from year to year. The Compensation Committee aims to position annual incentive compensation above the median of the incentive compensation in the Remuneration Report for comparable companies. The amount of annual incentive compensation is based on a percentage of base salary for each executive officer. The target annual incentive compensation for fiscal 2010, which was established by our Compensation Committee in conjunction with our annual budgeting process, was established at approximately 100% of the respective base salaries of our named executive officers.

The target level of annual incentive payout is the amount intended to be awarded if we meet our projected budget for the year. In fiscal 2009, the Compensation Committee introduced a 150% of target maximum annual incentive payout for our named executive officers and other senior vice presidents for performance in fiscal 2010 to reward exceptional performance relative to our annual budget. All other executives have a maximum annual incentive payout of 120% of target. The Compensation Committee believes providing this additional incentive to our senior executive officers provides a greater reward for exceeding the Company’s targeted performance to those executives who manage our associates.

Our annual incentive compensation for executive officers is tied to the attainment of adjusted EBITDA targets that, if achieved, must also fund any annual incentive payments under the plan. We use adjusted EBITDA, which is a non-GAAP measure, to measure our performance when establishing annual incentive targets because it facilitates performance comparisons from period to period by excluding certain non-recurring or non-cash items, thereby presenting what we believe to be the most accurate measure of our core operating results at that point. The adjusted EBITDA targets are set based on planned budget and profit projections for the year as compared to the prior year’s actual results.

In fiscal 2008, we achieved the maximum performance level established by the Compensation Committee with a payout of 120% of base salary for our executive officers. The payout percentage in fiscal 2009 was 34% of each executive officer’s target award, or 34% of base salary. In fiscal 2010 the payout percentage was 103% of each executive officer’s target award, or 103% of base salary. In order to achieve a 100% target annual incentive payout for fiscal 2010, the Company needed to achieve an Adjusted EBITDA target of $84.3 million inclusive of the charge associated with the annual incentive payout. In 2010, 49.3% of the total bonus pool was awarded to named executive officers. Awards are not typically modified for individual performance, but if they were, positive or negative discretionary adjustments must be approved by the Compensation Committee. In prior year periods EBITDA may have been adjusted to exclude certain items as deemed appropriate, including asset impairments and loss related to the early extinguishment of debt.

Long-term Incentive. Long-term incentive compensation, historically issued in the form of stock options, is designed to align the interests of our executive officers with the interests of our stockholders and our aggressive multi-year growth plan. In addition, long-term incentives, set above the median practices of our peers, promote an ownership culture, maximize stockholder value over time and represent our strongest generator of retention for our key executives. Although we have not adopted formal stock ownership guidelines for our executives, our named executive officers collectively beneficially own 17.4% of our common stock as of June 4, 2010. In determining the number of stock options to be granted to executives, we consider the individual’s position, scope of responsibility, contribution, market practices and the value of the stock option grant in relation to other elements of the individual’s total compensation. In the review of peer practices via our proxy data analysis we found that the use of equity programs other than non-qualified stock options has become prevalent. In an effort to continue to connect our executives to the long-term success of the company, create alignment with shareholders and to minimize dilution of shareholder equity we are considering adopting a blend of options and restricted shares for fiscal 2012.

The hhgregg 2007 Equity Incentive Plan, or the Equity Incentive Plan, authorizes us to grant incentive and nonstatutory options, restricted stock, stock appreciation rights, restricted stock units and stock grants to our officers, directors, consultants and key employees. Our Compensation Committee oversees the administration of our Equity Incentive Plan under which 1,862,002 shares have been granted as of March 31, 2010. The Compensation Committee is authorized to grant up to 3,000,000 shares of our common stock under the Equity Incentive Plan. Of this number, 1,137,998 are available for grant as of March 31, 2010.

The Compensation Committee has historically granted stock options, rather than other forms of equity awards, under the Equity Incentive Plan. Stock options are issued at the closing price of our common stock on the date of grant, as quoted on the NYSE. The Compensation Committee has never granted options with an exercise price that was less than the closing price of the Company’s common stock on the grant date, nor has it granted options that are priced on a date other than the grant date. All of the stock options granted to our named executed officers have been non-qualified options that vest in three annual installments beginning on the first anniversary of the date of grant and terminate on the seven-year anniversary of the date of grant. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Historically, the Compensation Committee has granted stock options at the commencement of an executive’s employment or at the time of the Compensation Committee’s regularly scheduled meeting occurring sometime between February and May. The majority of our stock option grants are made annually as part of a long-term incentive award program, with the grant date specified in advance as part of a Compensation Committee resolution. We have never granted, nor do we ever intend to grant, options immediately prior to, or simultaneous with, the release of material, non-public information. In fiscal 2010, 53% of options granted to all of our employees were awarded to named executive officers.

Health, Retirement and Other Benefits. We provide our executive officers with perquisites and benefits that the Compensation Committee deems reasonable and consistent with our overall executive compensation philosophy and programs and common practices in the retail industry. These programs are reviewed by the Compensation Committee annually to ensure they support the attraction and retention of executive officers, and to ensure the programs continue to be reasonable and competitive.

Executive officers are eligible to participate in a defined contribution 401(k) plan, along with and on the same terms as other eligible associates of the Company. Generally, an executive’s ability to accumulate retirement savings through the 401(k) plan is limited due to Internal Revenue Service limitations with respect to highly compensated employees. Thus, we offer a non-qualified deferred compensation plan to key employees including our executive officers, which provides unfunded, non-tax qualified deferred compensation benefits. A participant in the non-qualified deferred compensation plan is credited annually with a percentage of the participant’s base salary that varies in accordance with the achievement of a financial target as described below and the participant’s employment classification, as well as an interest credit on the preceding end of year balance, as established by the Compensation Committee. Benefits are payable in one lump sum in cash upon the later of termination of employment or the attainment of age 55. For fiscal 2010, our named executive officers who had become eligible in the plan, with a minimum of one year of continuous service in an eligible position, each earned a plan contribution equal to 7.0% of their respective base salaries for exceeding the Adjusted EBITDA financial target of 5.6%, expressed as a percentage of net sales. In addition, each eligible, named executive officer also received an interest credit of 5.0% on his accumulated plan balance as of April 1, 2009, on the same basis as our other eligible key employees. The Compensation Committee sets the interest rate based on the recommendation of management and has approved a 5.0% interest rate for last three fiscal years. We believe that this program plays an important role in attracting and retaining executive talent.

Our executives are eligible to participate in all of our associate benefit plans, including medical, dental, vision, long-term and short-term disability, life insurance and employee discount, in each case on the same basis as our other eligible employees. For fiscal 2010, our named executive officers were entitled to $300,000 in additional life insurance coverage the premiums for which were paid by us. Upon termination, the executive may continue the coverage at his own expense. The cost of both employment and post-employment benefits is partially borne by the employee, including named executive officers.

Other Compensation Matters

Executive Employment Agreements. In addition to the other compensation elements described here, we have employment agreements with certain executives, aligned with the practices of other companies in the retail industry. The employment agreements include certain provisions providing for the payment of severance benefits in certain circumstances. The amounts of the severance benefits set forth in these employment agreements were considered as part of each executive officer’s overall compensation package and were deemed to be within the range of reasonable severance or change-in-control benefits for executive officers based on market practices. These employment agreements are intended to preserve associate morale, productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control of the Company. In addition, the agreements are intended to align executive and shareholder interests by enabling executives to consider corporate transactions that are in the best interests of the shareholders without undue concern over whether the transactions may put the executive’s employment at risk. Additional information regarding these employment agreements and the potential payments due there under can be found below in the sections titled “Employment Agreements” and “Potential Payments Upon Termination or Changes in Control.”

Perquisites. We provide named executive officers with perquisites and other personal benefits that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better attract and retain talented executives. The Compensation Committee periodically reviews the level of perquisites and other personal benefits provided to named executive officers.

For fiscal 2010, the Compensation Committee eliminated a clause in our Executive Chairman, Jerry W. Throgmartin’s employment agreement that had allowed for personal aircraft usage up to 20 hours per year at the Company’s expense. Mr. Throgmartin may use the aircraft for personal use at his own expense. The personal use of the aircraft by Mr. Throgmartin is described further under the 2010 Summary Compensation Table in the “Executive Compensation” section. In addition, Dennis L. May, our President and Chief Executive Officer, and

Gregg W. Throgmartin, our Executive Vice President and Chief Operating Officer, receive a monthly auto allowance to defray travel costs incurred in store and distribution center visits, that is disclosed in the 2010 Summary Compensation Table.

Tax Considerations. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1.0 million paid to our named executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We generally intend to structure the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our Board of Directors or Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Accounting Treatment. We account for stock-based awards based on their grant date fair value, as determined under accounting guidance on stock compensation. Compensation expense for these awards is recognized on a straight-line basis over the requisite service period of the award. If the award is subject to a performance condition, however, the cost will vary based on our estimate of the number of shares that will ultimately vest.

Compensation Committee Interlocks and Insider Participation. None of our executive officers currently serves on the Compensation Committee or Board of Directors of any other company of which any member of our Compensation Committee or Board of Directors is an executive officer.

Risk

The Compensation Committee is responsible for reviewing and overseeing compensation and benefits programs and policies applicable to the named executive officers and other executives and managers. We do not believe that our compensation policies and practices include any components that are reasonably likely to have any adverse material impact on the Company. In reaching this conclusion we considered factors such as:

•	Our compensation program includes a blend of both fixed and variable compensation.

•

The annual incentive and long term incentive plan are design to reward both short-term and long-term results. This design mitigates an incentive for short-term risk taking that would be detrimental to our long-term interests.

•

Maximum incentive plan payouts are capped at 150% for named executive officers and other senior vice presidents and 120% for other executive officers. These limits are market based, conservative and mitigate excessive risk taking, since the maximum awards are limited under our plan.

•

A significant percentage of executive officer incentive compensation is based on our overall performance. This limits any actions that would maximize the performance on one Company unit, at the detriment of the other.

•

While our named executive officers are not subject to stock ownership guidelines, they collectively hold 17.4% of our outstanding shares of common stock as of June 4, 2010. We believe their large, long-term stake in the Company ensures that they consider the interests of the Company and the stockholders and discourages excessive risk taking that could negatively impact the price of our common stock.

•

Our incentive compensation programs are designed with payout curves that are relatively smooth, and do not contain any “cliffs” that might encourage executives to adopt risk in order to exceed the next payout hurdle.

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning fiscal 2010, 2009 and 2008 compensation of our Chief Executive Officer and Chief Financial Officer and the three other most highly compensated executive officers whose aggregate fiscal 2010 compensation was at least $100,000 for services rendered in all capacities.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		All other Compensation ($)(3)		Total ($)
Jerry W. Throgmartin Executive Chairman(4)	2010 2009 2008	$ $ $	300,000 315,000 303,891	$—	$—	$ $ $	196,693 227,716 149,830	$ $ $	36,314 44,585 41,395	$ $ $	39,297 50,073 48,247	$ $ $	572,304 637,374 543,363

Dennis L. May President and Chief Executive Officer(4)	2010 2009 2008	$ $ $	400,000 310,000 300,000	$—	$—	$ $ $	655,643 227,716 149,830	$ $ $	452,467 146,797 398,474	$ $ $	18,471 12,498 18,237	$ $ $	1,526,581 697,011 866,541

Jeremy J. Aguilar Chief Financial Officer(5)	2010 2009 2008	$ $	265,000 145,000	$—	$—	$ $	286,353 236,964	$ $	293,624 52,807	$ $	9,815 10,787	$ $	854,792 445,558

Gregg Throgmartin Executive Vice President and Chief Operating Officer	2010 2009 2008		$275,000 — —	$—	$—		$417,481		$307,077		$15,461		$1,015,019

Michael D. Stout Chief Administrative Officer	2010 2009 2008	$ $ $	260,000 255,000 250,000	$—	$—	$ $ $	196,693 129,564 86,897	$ $ $	296,922 121,388 332,560	$ $ $	8,676 10,541 8,561	$ $ $	762,291 516,493 678,018

Michael G. Larimer Chief Merchandising Officer	2010 2009 2008		$260,000 — —	$—	$—		$351,917		$294,379		$8,181		$914,477

(1)	These amounts reflect the aggregate grant date fair value computed in accordance with Accounting Standards Codification Topic ASC 718, and do not correspond to the actual value that will be realized by the named executive officers. Please refer to footnote 7 of the notes to the consolidated financial statements included in our Form 10-K for fiscal 2010 filed with the SEC on May 27, 2010 for a discussion of the relevant assumptions to determine the option award value at the grant date.
(2)

This amount includes both amounts earned under the Annual Incentive Awards Plan and the Non-Qualified Deferred Compensation Plan. All executives other than the Executive Chairman participate in the “Company Officer Personal Annual Incentive Awards Plan” or our annual incentive plan. Please refer to the “2010 Grants of Plan-Based Awards Table,” “Compensation Discussion and Analysis” and “Non-Qualified Deferred Compensation” sections for more information.

(3)	The following chart is a summary of the items that are included in the “All Other Compensation” totals:

	Fiscal Year	Personal Use of Company Plane	Tax Reimbursement(a)	Company Contributions to a Defined Contribution Plan	Other(b)	Total
Jerry W. Throgmartin	2010	$16,296	$11,254	$4,067	$7,680	$39,297
	2009	$22,132	$15,285	$4,271	$8,385	$50,073
	2008	$22,228	$15,351	$3,559	$7,109	$48,247

Dennis May	2010	$—	$—	$3,880	$14,591	$18,471
	2009	$—	$—	$3,343	$9,155	$12,498
	2008	$—	$—	$3,928	$14,309	$18,237

Jeremy J. Aguilar	2010	$—	$—	$2,545	$7,271	$9,816
	2009	$—	$—	$1,791	$8,996	$10,787

Gregg Throgmartin	2010	$—	$—	$4,104	$11,358	$15,462

Michael D. Stout	2010	$—	$—	$3,803	$4,874	$8,677
	2009	$—	$—	$3,888	$6,653	$10,541
	2008	$—	$—	$3,891	$4,670	$8,561

Michael G. Larimer	2010	$—	$—	$3,308	$4,874	$8,182

(a)	Tax reimbursements represent Mr. Throgmartin’s personal use of our leased plane as provided in his employment agreement. See “Employment Agreements”.
(b)	Represents amounts paid for life insurance premiums, short term disability premiums, executive health premiums and car allowance (if applicable).
(4)	Mr. Throgmartin was our Chairman and Chief Executive Officer and Director until August 5, 2009 when Mr. May was appointed President and Chief Executive Officer. Neither Mr. Throgmartin nor Mr. May receives any compensation for his service on our Board of Directors.
(5)	Mr. Aguilar was named interim Chief Financial Officer on March 17, 2009. The 2009 information provided represents Mr. Aguilar’s compensation for all of fiscal 2009.

2010 Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to named executive officers for fiscal 2010.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Option Awards
			Threshold ($)		Target ($)		Maximum ($)
Jerry W. Throgmartin	6/10/2009	(3)	$—	(1)	$—	(1)	$—	(1)	—	30,000	(3)	$14.67	$196,693	(4)
Executive Chairman			$—		$36,314	(2)	$45,314	(2)

Dennis L. May	6/10/2009	(3)	$100,000	(1)	$400,000	(1)	$600,000	(1)	—	100,000	(3)	$14.67	$655,643	(4)
President and Chief Executive Officer			$—		$40,467	(2)	$52,467	(2)

Jeremy J. Aguilar	6/10/2009	(3)	$66,250	(1)	$265,000	(1)	$397,500	(1)	—	20,000	(3)	$14.67	$131,129	(4)
Chief Financial Officer	10/1/2009	(3)	$—		$20,674	(2)	$28,624	(2)		20,000	(3)	$17.73	$155,224	(4)

Gregg Throgmartin	6/10/2009	(3)	$68,750	(1)	$275,000	(1)	$412,500	(1)	—	40,000	(3)	$14.67	$262,257	(4)
Executive Vice President and Chief Operating Officer	10/1/2009	(3)	$—		$23,827	(2)	$32,077	(2)		20,000	(3)	$17.73	$155,224	(4)

Michael D. Stout	6/10/2009	(3)	$65,000	(1)	$260,000	(1)	$390,000	(1)	—	30,000	(3)	$14.67	$196,693	(4)
Chief Administrative Officer			$—		$29,122	(2)	$36,922	(2)

Michael G. Larimer	6/10/2009	(3)	$65,000	(1)	$260,000	(1)	$390,000	(1)	—	30,000	(3)	$14.67	$196,693	(4)
Chief Merchandising Officer	10/1/2009	(3)	$—		$26,579	(2)	$34,379	(2)		20,000	(3)	$17.73	$155,224	(4)

(1)	All executives other than the Executive Chairman participate in the “Company Officer Personal Annual Incentive Award Plan,” or annual incentive plan. The “Threshold” amount represents the amounts that would be paid to the named executive officer if our performance meets a minimum level of Adjusted EBITDA. If this minimum level of Adjusted EBITDA is not achieved, the named executive officer receives no annual incentive award. The “Target” amount represents the amounts that would be paid to the named executive officers if our performance meets the target level of Adjusted EBITDA as more fully described in the “Compensation Discussion and Analysis” section. The “Maximum” amounts represent the amounts that would have been paid if our performance exceeded the Adjusted EBITDA target by a certain amount. Earned annual incentive awards are paid out in the first quarter of the subsequent fiscal year.
(2)	In April 2000, we adopted the Gregg Appliances Non-Qualified Deferred Compensation Plan which provides unfunded, non-tax qualified deferred compensation benefits for selected executives. We provide varying levels of annual contributions under the plan on behalf of the employee based on our performance targets. In a given year, if the performance target is not met, no contribution is made on behalf of the employee by us. In addition, we also contribute interest at an interest rate decided by the Compensation Committee based on the employee’s aggregate balance at the beginning of each fiscal year. For fiscal year 2010, the executives’ accounts were credited at the target amount under the plan, 7% of the participant’s base salary, plus interest. The maximum amounts shown in the table represent 10% of the executive’s base salary plus interest. We credited each executive’s account interest of 5% on the beginning balance of each executive’s account at April 1, 2009.
(3)	The options were granted pursuant to the hhgregg, Inc. 2007 Equity Incentive Plan. The shares subject to the option vest in equal installments over three years commencing on the first anniversary of the date of grant. The option has a seven-year term from the date of grant, subject to earlier expiration if the executive’s employment terminates.
(4)	Represents the full fair value of options granted during fiscal 2010 at date of grant under the hhgregg, Inc. 2007 Equity Incentive Plan. Please refer to footnote 7 of the Notes to the consolidated financial statements included in our 2010 Annual Report for discussion of the relevant assumptions to determine the option award value at the grant date.

Outstanding Equity Awards at Fiscal Year-End

Option Awards

The following table summarizes information regarding option awards granted to our named executive officers that remain outstanding as of March 31, 2010.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Grant Date(1)	Option Expiration Date
Jerry W. Throgmartin	380,000	—	$5.00	7/26/2005	7/26/2012
Executive Chairman	190,000	—	$7.50	7/26/2025	7/26/2012
	190,000	—	$10.00	7/26/2005	7/26/2012
	40,000	—	$5.85	9/8/2006	9/8/2013
	33,334	16,666	$13.00	7/19/2007	7/19/2014
	16,667	33,333	$12.25	6/10/2008	6/10/2015
	—	30,000	$14.67	6/10/2009	6/10/2016

Dennis L. May	152,000	—	$5.00	7/26/2005	7/26/2012
President and Chief Executive Officer	76,000	—	$7.50	7/26/2025	7/26/2012
	76,000	—	$10.00	7/26/2005	7/26/2012
	40,000	—	$5.85	9/8/2006	9/8/2013
	33,334	16,666	$13.00	7/19/2007	7/19/2014
	16,667	33,333	$12.25	6/10/2008	6/10/2015
	—	100,000	$14.67	6/10/2009	6/10/2016

Jeremy J. Aguilar	4,500	—	$7.50	8/30/2005	8/30/2012
Chief Financial Officer	4,500	—	$10.00	8/30/2012	8/30/2012
	10,000	—	$5.85	9/8/2006	9/8/2013
	48,000	—	$7.50	2/8/2007	2/8/2014
	8,000	4,000	$13.00	7/19/2007	7/19/2014
	3,334	6,666	$12.25	6/10/2008	6/10/2015
	—	20,000	$14.67	6/10/2009	6/10/2016
	—	20,000	$17.73	10/1/2009	10/1/2016

Gregg Throgmartin	130,000	—	$5.00	7/26/2005	7/26/2012
Executive Vice President and Chief Operating Officer	65,000	—	$7.50	7/26/2025	7/26/2012
	65,000	—	$10.00	7/26/2005	7/26/2012
	8,000	—	$5.85	9/8/2006	9/8/2013
	20,000	10,000	$13.00	7/19/2007	7/19/2014
	6,667	13,333	$12.25	6/10/2008	6/10/2015
	—	40,000	$14.67	6/10/2009	6/10/2016
	—	20,000	$17.73	10/1/2009	10/1/2016

Michael D. Stout	60,000	—	$5.00	7/26/2005	7/26/2012
Chief Administrative Officer	45,000	—	$7.50	7/26/2005	7/26/2012
	45,000	—	$10.00	7/26/2005	7/26/2012
	20,000	10,000	$13.00	7/19/2007	7/19/2014
	8,334	16,666	$12.25	6/10/2008	6/10/2015
	—	30,000	$14.67	6/10/2009	6/10/2016

Michael G. Larimer	50,000	—	$7.50	7/26/2005	7/26/2012
Chief Merchandising Officer	50,000	—	$10.00	7/26/2005	7/26/2012
	3,333	—	$5.85	9/8/2006	9/8/2013
	13,334	6,666	$13.00	7/19/2007	7/19/2014
	6,667	13,333	$12.25	6/10/2008	6/10/2015
	—	30,000	$14.67	6/10/2009	6/10/2016
	—	20,000	$17.73	10/1/2009	10/1/2016

(1)	All options vest in three equal installments on the first three anniversaries of the date of the grant.

2010 Option Exercises and Stock Vested

The following table provides information regarding options and stock held by the named executive officers that were exercised or vested during the fiscal year ended March 31, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeremy J. Aguilar Chief Financial Officer	15,000	$178,110	$—	$—

Michael G. Larimer Chief Merchandising Officer	103,333	$1,094,100	$—	$—

Michael D. Stout Chief Administrative Officer	46,000	$486,310	$—	$—

2010 Non-Qualified Deferred Compensation

The following table sets forth certain information regarding the non-qualified deferred compensation of the named executive officers for the fiscal year ended March 31, 2010.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Jerry W. Throgmartin Chairman and Chief Executive Officer	$—	$21,000	$15,314	$—	$342,589
Dennis L. May President and Chief Operating Officer	$—	$28,000	$12,467	$—	$289,814
Jeremy J. Aguilar Chief Financial Officer	$—	$18,550	$2,124	$—	$63,157
Gregg Throgmartin Executive Vice President and Chief Operating Officer	$—	$19,250	$4,577	$—	$115,364
Michael D. Stout Chief Administrative Officer	$—	$18,200	$10,922	$—	$247,566
Michael G. Larimer Chief Merchandising Officer	$—	$18,200	$8,379	$—	$194,159

(1)	See description of the Non-Qualified Deferred Compensation Plan in the “2010 Grants of Plan Based Awards” section. Our contributions and aggregate earnings in fiscal 2010 in the “Non-Qualified Deferred Compensation Table” are also included in the “Summary Compensation Table” under “Non-Equity Incentive Plan Compensation.”
(2)	Simple interest is calculated based on an interest rate of 5% applied to the balance as of April 1, 2009.

In April 2000, we adopted the H.H. Gregg Non-Qualified Deferred Compensation Plan, which provides unfunded, non-tax qualified deferred compensation benefits to selected executives of our Company. The plan participants are generally our creditors. A participant’s account is credited annually with a percentage of the participant’s base salary that varies in accordance with a financial target as established by our Compensation Committee and the participant’s employment classification. Accounts may be credited with interest annually at our discretion. Vesting occurs when the participant reaches age 55 while still employed; or after ten years of continuous service; or on death or disability. Accounts are forfeited upon a termination for cause. Benefits are payable in one lump sum in cash upon the later of termination of employment or the attainment of age 55. The aggregate balance for all participants in the plan as of March 31, 2010, 2009 and 2008 was approximately $5.4 million, $4.8 million and $3.9 million, respectively.

Employment Agreements

In February of 2005, the Company entered into employment agreements with Jerry W. Throgmartin, Executive Chairman and Dennis L. May, President and Chief Executive Officer. The agreement with Mr. Throgmartin was amended on April 12, 2007, December 29, 2008 and again on August 12, 2009. The agreement with Mr. May was amended on December 30, 2008 and again on August 12, 2009. When we refer to the employment agreements below, we are referring to the employment agreements, as amended.

Each of the employment agreements provides for a two-year term that extends automatically. The employment agreements provide for a base salary of $300,000 for the first year, subject to increase, for Mr. Throgmartin and $250,000 for the first year, subject to increase, for Mr. May. In addition, each of Messrs. Throgmartin and May participates in our benefit and welfare plans, programs and arrangements that are generally available to our executives. Pursuant to the terms of the employment agreements, if we terminate the executive without “cause,” the executive will receive (i) a continuation of his base salary for the remainder of the term of the employment agreement paid over the remaining term of the agreement consistent with customary payroll practices, (ii) a lump sum stipend equal to 167% of the product of (x) 24 and (y) the sum of the monthly COBRA premium for health, dental and vision coverage and the monthly long-term disability and group term life insurance premiums in effect at the time of termination, and (iii) a pro-rated annual incentive award for the year in which the executive was terminated. In the event of death, each of the employment agreements provides that the estate of the executive shall receive a continuation of his base salary for the remainder of the term of the employment agreement. In the event of disability, each of the employment agreements provides that the executive shall be entitled to disability benefits in accordance with our standard policy.

For purposes of the employment agreements, “cause” means the executive’s (i) repeated failure to perform his duties in a manner reasonably consistent with the criteria established by our Board of Directors and communicated to the executive after written notice and an opportunity to correct his conduct; (ii) breach of any statutory, contractual or common law duty of loyalty or care or other conduct that demonstrates dishonesty or deceit in his dealings with us; (iii) misconduct which is material to the performance of his duties to us, including the disclosure of confidential information or a breach of his non-competition or non-solicitation obligations; (iv) conduct causing or aiding a breach by us of our agreement under the stockholders agreement not to terminate our independent auditors or engage any outside auditor or any other accounting firm to perform any non-audit services for us; or (v) commission of any crime involving moral turpitude or any felony.

Mr. Throgmartin’s employment agreement contains covenants prohibiting Mr. Throgmartin until the later of October 19, 2010 or for so long as he receives severance benefits from us, from competing with us in the contiguous United States and from soliciting our employees for employment. Mr. Throgmartin’s employment agreement provides that he is entitled to a reasonable number of vacation days per year and to participate in our health plan until age 65 so long as he pays the related premium cost after he is no longer our employee. In addition, we have agreed to assign to Mr. Throgmartin our interest in a key-man life insurance policy on his life after he is no longer employed by us. After this assignment, Mr. Throgmartin will pay the premiums for this policy.

Mr. May’s employment agreement contains covenants prohibiting Mr. May, until the later of October 19, 2007 or for so long as he receives severance benefits from us, from competing with us in the states in which we have or plan to have stores, and all states contiguous to such states, and from soliciting our employees for employment.

Effective June 1, 2008, we entered into officer employment agreements with Michael G. Larimer, Jeffrey J. McClintic, Stephen R. Nelson, Michael D. Stout, Gregg W. Throgmartin, and Charles B. Young. Effective September 12, 2009, we entered into an officer employment agreement with Jeremy J. Aguilar in connection with his promotion to Chief Financial Officer. The employment agreements provide that the executive’s base salary and annual cash incentive award shall be determined by mutual agreement between us and the executive and subsequently may be adjusted from time to time by us. In addition, each of the executives is entitled to participate in our benefit and welfare plans that are generally available to our other employees. Pursuant to the terms of the employment agreements, if the executive (i) is terminated by us without “cause,” regardless of whether such termination occurs within 12 months after a change of control, or (ii) voluntarily resigns within 12 months of a change of control of our Company following a material diminution in the executive’s base compensation or authority, duties or responsibilities in effect prior to the change of control, or a material change in the geographic location at which the executive is assigned to perform his duties from prior to the change of control, then the executive will receive severance equal to 12 months of the executive’s base salary paid ratably over a 12-month period consistent with customary payroll practices. In addition, the executive shall receive a lump sum stipend equal to 167% of the product of 12 times the monthly COBRA premium that corresponds to the health, dental and vision coverage that executive had in effect at the time of termination paid ratably over the same 12-month period.

For purposes of the employment agreements, “cause” means (i) executive’s failure or refusal to perform specific lawful directives of our senior officers, (ii) dishonesty of the executive affecting us, (iii) violation of any company policy, (iv) being under the influence of alcohol or using illegal drugs in a manner which interferes with the performance of executive’s duties and responsibilities, (v) executive’s conviction of a felony or of any crime involving moral turpitude, fraud or misrepresentation, (vi) any misconduct of the executive resulting in material loss to us or material damage to our reputation or theft or defalcation from us, (vii) executive’s neglect or failure to substantially perform executive’s material duties and responsibilities or (viii) any material breach of any of the provisions of the employment agreement. For purposes of the employment agreements, “change of control” means (i) a merger, consolidation, business combination or similar transaction involving us as a result of which our stockholders prior to the transaction cease to own at least 70% of the voting securities of the entity surviving the transaction, (ii) a disposition of more than 25% of our assets or (iii) the acquisition by a person or group of beneficial ownership of more than 25% of our voting securities.

The employment agreements contain covenants prohibiting the executive from competing with us in any state in which we have a store or in which the executive engaged in any business on our behalf and within a 50-mile radius of any company store or distribution center and from soliciting any of our employees for employment or soliciting business relationships to terminate their relationship with us during the 12-month period following the termination of such executive’s employment. The employment agreements also require the executive to deliver an agreement releasing certain claims against us in order to receive severance payments.

Potential Payments Upon Termination or Change in Control

We have entered into employment agreements with our named executive officers that require us to provide compensation and/or other benefits to each named executive officer in the event of the termination of the named executive officer’s employment under certain circumstances. The table below sets forth the amounts payable to each named executive officer assuming the executive officer’s employment was terminated on March 31, 2010.

Except as otherwise expressly indicated, the amounts set forth in the table below do not represent actual amounts a named executive officer would receive if his employment were terminated, but generally represent only estimates, based on the assumptions provided in the footnotes to the table. The amounts set forth in the table are based on the benefit plans and employment agreements that were in effect on March 31, 2010. Payments that we make in the future upon an executive’s termination will be based upon benefit plans and employment agreements in effect at that time, and the terms of any such future plans and employment agreements may be materially different than the terms of our benefit plans and employment agreements at March 31, 2010.

Executive and Benefits	Voluntary Termination, Retirement or For Cause (a)	Disability	Death	Termination by Company Without Cause	Voluntary Resignation by the Executive Following a Change of Control
Jerry W. Throgmartin
Salary Continuation(b)	$—	$—	$600,000	$600,000	$—
Non-Equity Incentive Plan Compensation(c)	$—	$342,589	$342,589	$342,589	$—
Stock Options(d)	$—	$—	$—	$—	$—
Healthcare(e)	$—	$—	$—	$37,178	$—
Total	$—	$342,589	$942,589	$979,767	$—

Dennis L. May
Salary Continuation(b)	$—	$—	$800,000	$800,000	$—
Non-Equity Incentive Plan Compensation(c)	$—	$689,814	$689,814	$689,814	$—
Stock Options(d)	$—	$—	$—	$—	$—
Healthcare(e)	$—	$—	$—	$37,178	$—
Total	$—	$689,814	$1,489,814	$1,526,992	$—

Jeremy J. Aguilar
Salary Continuation(f)	$—	$—	$—	$265,000	$265,000
Non-Equity Incentive Plan Compensation(g)	$—	$63,157	$63,157	$—	$—
Stock Options(d)	$—	$—	$—	$—	$—
Healthcare(h)	$—	$—	$—	$18,589	$18,589
Total	$—	$63,157	$63,157	$283,589	$283,589

Gregg W. Throgmartin
Salary Continuation(f)	$—	$—	$—	$275,000	$275,000
Non-Equity Incentive Plan Compensation(g)	$—	$115,364	$115,364	$—	$—
Stock Options(d)	$—	$—	$—	$—	$—
Healthcare(h)	$—	$—	$—	$18,589	$18,589
Total	$—	$115,364	$115,364	$293,589	$293,589

Michael D. Stout
Salary Continuation(f)	$—	$—	$—	$260,000	$260,000
Non-Equity Incentive Plan Compensation(g)	$—	$247,566	$247,566	$247,566	$247,566
Stock Options(d)	$—	$—	$—	$—	$—
Healthcare(h)	$—	$—	$—	$18,589	$18,589
Total	$—	$247,566	$247,566	$526,155	$526,155

Michael G. Larimer
Salary Continuation(f)	$—	$—	$—	$260,000	$260,000
Non-Equity Incentive Plan Compensation(g)	$—	$194,159	$194,159	$194,159	$194,159
Stock Options(d)	$—	$—	$—	$—	$—
Healthcare(h)	$—	$—	$—	$18,589	$18,589
Total	$—	$194,159	$194,159	$472,748	$472,748

(a)	Termination for cause, voluntary resignation or retirement makes an executive ineligible to receive base salary or to participate in any employee benefit plans for the remainder of the term of the employment agreement, except for the right to receive benefits that have vested under any such plan.

(b)	Each of Messrs. Throgmartin and May is eligible to receive his then current base salary for the remainder of the term of the employment agreement upon a termination by us without cause or upon his death. Upon the death of an executive, the base salary for the remainder of the term of the employment agreement will be paid to the executive’s beneficiary or estate.
(c)	An executive is entitled to receive a pro-rata share of the annual incentive for the portion of the year during which the executive was employed if he is terminated by us without cause. If the executive is terminated for cause, he is not entitled to any annual incentive award for the fiscal year during which the termination occurs. This amount includes both amounts earned under the Annual Incentive Award Plan and the Non-Qualified Deferred Compensation Plan. Mr. Throgmartin does not participate in the Annual Incentive Award Plan. See the “2010 Grants of Plan Based Awards Table” and “Compensation Discussion and Analysis” for more information.
(d)	Upon a termination of employment or the death of the executive, the options terminate, except that options can be exercised to the extent that the options were exercisable on the date of termination. The options can be exercised for the following periods: (i) 90 days, following termination by us or the voluntary resignation of the executive or (ii) 120 days following the death or disability of the executive. If the executive is terminated by us for cause, the options terminate immediately. See “Outstanding Equity Awards at Fiscal Year End” and “2010 Grants of Plan Based Awards” for more information.
(e)	Upon a termination without cause, the executive is entitled to receive a lump sum stipend equal to 167% of the product of (x) 24 and (y) the sum of the monthly COBRA premium for health, dental and vision coverage and the monthly long-term disability and group term life insurance premiums in effect at the time of termination.
(f)	If the executive (i) is terminated by us without “cause,” regardless of whether such termination occurs within 12 months after a change of control, or (ii) voluntarily resigns within 12 months of a change of control of our Company following a material diminution in the executive’s base compensation or authority, duties or responsibilities in effect prior to the change of control, or a material change in the geographic location at which the executive is assigned to perform his duties from prior to the change of control, then the executive will receive severance equal to 12 months of the executive’s base salary.
(g)	The executive is not entitled to any annual incentive award for the fiscal year during which the death, disability or termination for any other reason occurs. Vesting in the Non-Qualified Deferred Compensation Plan occurs when the participant reaches age 55 while still employed by the Company; or after ten years of continuous service; or on death or disability. Benefits earned under the Non-Qualified Deferred Compensation Plan are payable in one lump sum in cash upon the later of (i) termination of employment due to disability, death or by the Company without cause, or (ii) attainment of age 55.
(h)	If the executive (i) is terminated by us without “cause,” regardless of whether such termination occurs within 12 months after a change of control, or (ii) voluntarily resigns within 12 months of a change of control of our Company following a material diminution in the executive’s base compensation or authority, duties or responsibilities in effect prior to the change of control, or a material change in the geographic location at which the executive is assigned to perform his duties from prior to the change of control, then the executive shall receive a lump sum stipend equal to 167% of the product of 12 times the monthly COBRA premium that corresponds to the health, dental and vision coverage that executive had in effect at the time of termination paid ratably over the same 12-month period. The executive is also entitled to receive disability benefits in accordance with the standard disability policy maintained by the Company.

2010 Director Compensation

Directors who are also our employees or who beneficially own, or are employees of entities or affiliates of entities that beneficially own, more than 20% of our common stock, receive only reimbursement for out-of-pocket expenses for their service on our Board of Directors. Each director who is not our employee or who does not beneficially own, or is not an employee of an entity or affiliate of an entity that beneficially owns, more than 20% of our common stock receives an annual retainer of $50,000 and an annual grant of 10,000 options to purchase common stock. New directors also receive an initial grant of 10,000 options upon appointment to our Board of Directors. The Chairman of each of the Audit, Nominating and Corporate Governance and Compensation Committees receive an additional annual retainer of $10,000.

The following table summarizes compensation paid to non-employee directors in fiscal 2010.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Lawrence Castellani	$60,000	$65,564	$125,564
Cathy Langham	$12,500	$91,043	$103,543
Charles P. Rullman	$60,000	$65,564	$125,564
Michael L. Smith	$60,000	$65,564	$125,564
Peter M. Starrett	$50,000	$65,564	$115,564
Kathleen C. Tierney	$12,500	$91,043	$103,543
Darell E. Zink	$50,000	$65,564	$115,564

(1)	These amounts reflect the aggregate grant date fair value computed in accordance with Accounting Standards Codification Topic ASC 718, and do not correspond to the actual value that will be realized by the named directors. See footnote 7 of the notes to the consolidated financial statements included in our Form 10-K for fiscal 2010 filed with the SEC on May 27, for a discussion of the relevant assumptions made in these valuations. For the total number of shares of common stock held by each non-employee director as of May 31, 2010, see “Security Ownership of Certain Beneficial Owners and Management” in this Proxy Statement.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information about our common stock that may be issued under our equity compensation plans as of March 31, 2010:

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options (#)		Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans [excluding securities reflected in column (a)] (#)
Equity compensation plans approved by securities holders	4,636,989	(1)	$9.68	1,137,998
Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	4,636,989		$9.68	1,137,998

(1)	Consists of 2,774,987 options issued pursuant to the Gregg Appliances Inc. 2005 Stock Option Plan and 1,862,002 options issued pursuant to the hhgregg, Inc. 2007 Equity Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise noted, each beneficial owner in the table below has sole voting power with respect to the shares listed. The following table sets forth information known to us regarding the ownership of our common stock as of June 4, 2010 by:

•	each person who beneficially owns more than 5% of our common stock;

•	each of our named executive officers;

•	each member of the Board; and

•	all executive officers and directors as a group.

Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. We know of no agreements among our stockholders which relate to voting or investment power over our common stock or any arrangement that may at a subsequent date result in a change of control of our Company. Unless otherwise indicated in the footnotes below, the address of each of the stockholders is c/o hhgregg, Inc., 4151 East 96th Street, Indianapolis, IN 46240.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after June 4, 2010 are deemed outstanding, while these shares are not deemed outstanding for computing percentage ownership of any other person.

The percentages of common stock beneficially owned are based on 39,399,455 shares of our common stock outstanding as of June 4, 2010.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner	Number	Percent
Freeman Spogli & Co.(1)	13,475,981	34.2%
John M. Roth(2)	13,475,981	34.2%
Jerry W. Throgmartin(3)	3,152,416	8.0%
Gregg W. Throgmartin(4)	1,892,114	4.8%
Dennis L. May(5)	1,268,086	3.2%
Lawrence P. Castellani(6)	390,607	1.0%
Peter M. Starrett(7)	370,001	*
Michael D. Stout(8)	236,687	*
Michael L. Smith(9)	180,001	*
Michael G. Larimer(10)	173,334	*
Jeffrey J. McClintic(11)	100,042	*
Jeremy J. Aguilar(12)	102,001	*
Stephen R. Nelson(13)	67,334	*
Darell E. Zink(14)	35,001	*
Charles B. Young(15)	32,336	*
Charles P. Rullman(16)	20,001	*
Benjamin D. Geiger(2)	—	*
Catherine A. Langham	—	*
Kathleen C. Tierney	—	*
All directors and executive officers as a group (16 individuals)(17)	21,495,942	52.5%

*	Less than 1%.

(1)	13,475,981 shares of our common stock are held of record by FS Equity Partners V, L.P., or FSEP V, and FS Affiliates V, L.P., or, collectively, the FS Funds. FS Capital Partners V, LLC, as the general partner of the FS Funds, has the sole power to vote and dispose of the shares of our common stock owned by the FS Funds. Messrs. Bradford M. Freeman, Todd W. Halloran, Jon D. Ralph, John M. Roth, J. Frederick Simmons, Ronald P. Spogli and William M. Wardlaw are the managing members of FS Capital Partners V, LLC, and Messrs. Freeman, Halloran, Ralph, Roth, Simmons, Spogli and Wardlaw are the members of Freeman Spogli & Co., and as such may be deemed to be the beneficial owners of the shares of our common stock owned by the FS Funds. Messrs. Freeman, Halloran, Ralph, Roth, Simmons, Spogli and Wardlaw each disclaims beneficial ownership in the shares except to the extent of his pecuniary interest in them. The business address of the FS Funds and FS Capital Partners V, LLC is c/o Freeman Spogli & Co., 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025.
(2)	The business address of Messrs. Geiger and Roth is c/o Freeman Spogli & Co., 299 Park Avenue, 20th Floor, New York, NY 10171.
(3)	Includes 950,952 shares of our common stock held of record by the Jerry W. Throgmartin 2008 Grantor Retained Annuity Trust of which Mr. Throgmartin is the trustee and has sole power to vote and dispose of such shares. Includes 133,334 shares of our common stock issuable upon exercise of options exercisable within 60 days of June 4, 2010.
(4)	Includes 273,628 shares of our common stock held of record by the Jerry W. Throgmartin Irrevocable Trust of which Mr. Throgmartin is the trustee and has the sole power to vote and dispose of such shares. Includes 71,335 shares of our common stock issuable upon exercise of options exercisable within 60 days of June 4, 2010.
(5)	Includes 156,668 shares of our common stock issuable upon exercise of options exercisable within 60 days of June 4, 2010.
(6)	Includes 260,606 shares of our common stock held of record by the Lawrence P. Castellani Grantor Retained Annuity Trust for which Mr. Castellani is trustee and has sole power to vote and dispose of such shares. Includes 130,001 shares of our common stock issuable upon exercise of options exercisable within 60 days of June 4, 2010.
(7)	Includes 140,000 shares of our common stock held of record by the Starrett Family Trust for which Mr. Starrett is the trustee and has the sole power to vote and dispose of such shares. Includes 230,001 shares of our common stock issuable upon exercise of options exercisable within 60 days of June 4, 2010.
(8)	Includes 206,667 shares of our common stock issuable upon exercise of options exercisable within 60 days of June 4, 2010.
(9)	Includes 44,802 shares of our common stock held of record by the Michael L. Smith 2006 Grantor Retained Annuity Trust for which Mr. Smith is the trustee and has sole power to vote and dispose of such shares. Includes 130,001 shares of our common stock issuable upon exercise of options exercisable within 60 days of June 4, 2010.
(10)	Includes 153,334 shares of our common stock issuable upon exercise of options exercisable within 60 days of June 4, 2010.
(11)	Includes 71,667 shares of our common stock issuable upon exercise of options exercisable within 60 days of June 4, 2010.
(12)	Includes 99,001 shares of our common stock issuable upon exercise of options exercisable within 60 days of June 4, 2010.
(13)	Includes 67,334 shares of our common stock issuable upon exercise of options exercisable within 60 days of June 4, 2010.
(14)	Includes 20,001 shares of our common stock issuable upon exercise of options exercisable within 60 days of June 4, 2010.
(15)	Includes 32,336 shares of our common stock issuable upon exercise of options exercisable within 60 days of June 4, 2010.

(16)	Includes 20,001 shares of our common stock issuable upon exercise of options exercisable within 60 days of June 4, 2010.
(17)	Includes 133,334, 156,668, 71,335, 230,001, 206,667, 153,334, 130,001, 130,001, 71,667, 99,001, 67,334, 32,336, 20,001, and 20,001 shares of our common stock issuable upon exercise of options granted to Messrs. J. Throgmartin, May, G. Throgmartin, Starrett, Stout, Larimer, Castellani, Smith, McClintic, Aguilar, Nelson, Young, Zink and Rullman respectively, exercisable within 60 days of June 4, 2010.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Affiliate Leases

We lease our headquarters, which includes a store, a corporate training center and a central distribution and warehouse facility, and nine additional stores (including stores leased from the entities required to be consolidated with us prior to our recapitalization in February 2005) from W. Gerald Throgmartin, the father of Jerry W. Throgmartin, entities controlled by Jerry W. Throgmartin and his siblings, or companies or trusts affiliated with Jerry W. Throgmartin. We believe the affiliate leases are “arm’s length,” such that the terms are no less favorable to us than those of non-affiliate leases would be. All affiliate leases are on a triple net basis. Rent expense for these affiliate leases was $5.7 million, $5.4 million and $5.1 million for fiscal 2010, 2009 and 2008, respectively.

We lease our corporate airplane from Throgmartin Leasing, LLC, an entity controlled by W. Gerald Throgmartin, the father of Jerry W. Throgmartin. During fiscal 2010, 2009 and 2008 we paid rent of $0.3 million for each period to Throgmartin Leasing, LLC for use of the airplane. In addition, we also paid $0.8 million during fiscal 2010 and 2009 and $0.7 million during fiscal 2008, for the corporate airplane’s operating costs. W. Gerald Throgmartin, the beneficial owner of the airplane, uses the airplane for a certain number of hours per year in exchange for a reduced per hour rental rate. We believe that the lease of our corporate airplane is “arm’s length,” such that the terms of this lease are no less favorable to us than those of a non-affiliate lease would be.

Registration Rights Agreement

The FS Funds, FS Affiliates V, L.P., the California State Teachers’ Retirement System, A.S.F. Co-Investment Partners II, L.P., the Jerry W. Throgmartin 2007 Grantor Retained Annuity Trust and Messrs. Jerry W. Throgmartin, Gregg Throgmartin and Dennis L. May, entered into a registration rights agreement with respect to all of our shares of common stock that they hold.

Under the registration rights agreement, the FS Funds and Jerry W. Throgmartin may, at any time, require us to register for resale under the Securities Act of 1933, as amended (the “Securities Act”) their registrable shares of common stock. These registration rights include the following provisions:

Demand Registration Rights. We have granted three demand registration rights to the FS Funds and one demand registration right to Jerry W. Throgmartin so long as the holder or holders request the registration of registrable common stock having a fair market value of at least $25,000,000, as determined by our Board. In the case of Jerry W. Throgmartin, registrable shares held by the Jerry W. Throgmartin 2007 Grantor Retained Annuity Trust and Messrs. Gregg Throgmartin and May may be included in the request for registration to reach the $25,000,000 threshold. In the case of a demand by the FS Funds, registrable shares held by FS Affiliates V, L.P., the California State Teachers’ Retirement System and A.S.F. Co-Investment Partners II, L.P. may be included in the request for registration to reach the $25,000,000 threshold. Upon a demand made by either FSEP V or Jerry W. Throgmartin, every party to the agreement can request to be included in the registration on a pro rata basis.

Piggyback Registration Right. Each party to the registration rights agreement also has unlimited piggyback registration rights subject only to a determination by the underwriters that the success of the offer or the offering price would be adversely affected by the inclusion of securities of the parties. If at any time, we propose to file a registration statement under the Securities Act for the same class of common stock held by the parties to the registration rights agreement, the parties shall have the opportunity to include their registrable shares in the registration.

Expenses. We are responsible for paying all registration expenses, excluding underwriting discounts and commissions and the out of pocket expenses of the holders.

Indemnification. We have agreed to indemnify each of the stockholders that is a party to the registration rights agreement against certain liabilities under the Securities Act.

Indemnity Agreement

Effective June 1, 2008, we entered into customary indemnity agreements with each of our directors.

Pursuant to each Indemnity Agreement, we will indemnify each director against claims brought against such director in connection with the execution of his or her duties as our director or by virtue of he or she holding any other position as a director of any other entity upon our request to the fullest extent permissible under the Delaware General Corporation Law. Each director is also entitled to the advancement of expenses incurred in connection with defending any claim that is indemnifiable pursuant to the Indemnity Agreement.

Consulting Agreement

We had a consulting agreement with W. Gerald Throgmartin, the father of Jerry W. Throgmartin. Given his long history with us and his industry insights, Mr. Throgmartin provided advice to our Chief Executive Officer regarding various aspects of the industry including relationships with vendors, geographic expansion, corporate and strategic philosophies and infrastructure leveraging. The agreement required us to pay consulting fees in an amount of $25,000 per year and permitted Mr. Throgmartin to continue to participate in our health and disability insurance plans on the same basis as our employees through the term of the consulting agreement. The agreement expired on February 3, 2010. We believe that the consulting agreement was “arm’s length,” such that the terms of the agreement were no less favorable to us than a non-affiliate consulting agreement.

Purchase of Land

In March 2009, Jerry W. Throgmartin, along with certain members of his immediate family, purchased a store location located in Florida for a purchase price of $4.4 million. During the term of the lease, our annualized rent payments for this property equal $0.5 million. Our Board of Directors determined that the purchase price paid for the property was equal to the property’s fair market value and the rental terms and rates of our lease agreement are no less favorable than those we could have received from a non-affiliate.

July 2009 Private Placement

On July 15, 2009, we entered into a Stock Subscription Agreement with the FS Funds, which collectively were a greater than 5% beneficial owner of our common stock immediately prior to the transaction, pursuant to which the FS Funds agreed to purchase from us in a private placement an aggregate of 1,000,000 shares of our common stock at a purchase price per share equal to $16.50 (which was the same price per share paid by the public in our concurrent underwritten public offering).

Related Person Transaction Policy

Our Board of Directors adopted certain written policies and procedures for the review, approval and ratification of related party transactions, which we refer to as our Related Person Policy. Among other things, our Related Person Policy provides that any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest, must be reported to our Board of Directors prior to the consummation or amendment of the transaction. A related person, as defined in our Related Person Policy, means any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of our Company or a nominee to become a director of our Company; any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. Our Board of Directors reviews these related party transactions and considers all of the relevant facts and circumstances available to the them, including (if applicable) but not limited to: the benefits to us; the availability of other sources of comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. Our Board of Directors may approve only those related party transactions that are in, or are not inconsistent with, the best interests of us and of our stockholders, as our Board of Directors determines in good faith. At the beginning of each fiscal year, our Board of Directors will review any previously approved or ratified related party transactions that remain ongoing and have a remaining term of more than six months. Our Board of Directors will consider all of the relevant facts and circumstances and will determine if it is in the best interests of us and our stockholders to continue, modify or terminate these related party transactions.

PROPOSAL NO. 2

RATIFICATION OF AMENDMENT TO

HHGREGG, INC. 2007 EQUITY INCENTIVE PLAN

Our board of directors adopted on June 23, 2010, subject to approval by our stockholders, an amendment (the “Amendment”) to the hhgregg, Inc. 2007 Equity Incentive Plan (the “Plan”) which is attached as Appendix A. The Amendment submitted for ratification and approval by our stockholders will increase the number of shares of common stock reserved for issuance under the Plan from 3,000,000 to 6,000,000. There are no current plans, proposals or arrangements to award any of these additional shares of common stock. As of March 31, 2010, 1,137,998 shares of common stock remain available for issuance under the Plan. In the event that the required vote of the stockholders to approve the Amendment is not obtained, the Amendment will not become effective and the Company will continue to make grants of awards pursuant to the terms of the Plan as currently in effect and subject to applicable law.

Recommendation of the Board of Directors

Our Board of Directors recommends that the stockholders vote FOR the ratification of the action of our Board of Directors in amending the Plan to increase the number of shares of common stock authorized for issuance thereunder from 3,000,000 to 6,000,000.

SUMMARY OF THE PLAN

General

The purpose of the Plan is to provide additional incentive to directors, officers and employees of, and non-employee consultants to, us and our affiliates in order to strengthen the desire of such persons to remain affiliated with us and to stimulate their efforts on our behalf.

The Plan provides for the grant of (1) stock options (including “incentive stock options” or “ISOs” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and options not intended to qualify as ISOs (“nonqualified options” or “NSOs”)), (2) stock appreciation rights (“SARs”), including free-standing and tandem SARs, (3) performance units, (4) restricted stock and restricted stock units (collectively, “Restricted Awards”), and (5) stock grants or any combination thereof, to directors and employees of, and non-employee consultants to, us and our affiliates. All of the foregoing are referred to collectively in this Proxy Statement as “Awards.”

The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, nor is it a qualified plan within the meaning of Section 401(a) of the Code. This summary of the Plan is qualified by the actual terms of the Plan.

Administration of the Plan

The Plan is administered by the Compensation Committee of our Board of Directors and, in its discretion, our Board of Directors. The Compensation Committee and our Board of Directors, as applicable and with respect to their duties in administering the Plan, are referred to in this summary as the “Plan Administrator.”

Subject to the terms of the Plan, the Plan Administrator has full power and authority to administer and interpret the Plan in its discretion, to prescribe, amend or rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. In addition, and subject to the terms of the Plan, the Plan Administrator has complete authority to make or to select the manner of making all determinations with respect to each Award granted by us under the Plan including, but not limited to, the authority to: (i) construe the Plan and any Awards under the Plan; (ii) select the individuals to whom Awards may be granted and the time or times at which Awards shall be granted; (iii) determine the number of shares of common stock to be covered by or used for reference purposes for any Award; (iv) determine and modify from time to time the terms and conditions of Awards and approve the form of written instrument evidencing Awards; (v) accelerate or otherwise change the time or times an Award becomes vested, exercisable, or payable and to waive or accelerate the lapse of any restriction or condition with respect to an Award; (vi) impose limitations on Awards; and (vii) modify, extend, or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards therefore.

Securities Subject to the Plan and Corporate Transactions

Currently, 3,000,000 shares of common stock are authorized for issuance under the Plan. If this Proposal No. 2 is approved, there will be 6,000,000 shares of common stock authorized for issuance under the Plan.

The Plan provides that, in the event of a change in our capital structure or business by reason of any stock dividend, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, reclassification of its stock, any sale or transfer of all or part of our assets or business, or any similar change affecting our capital structure or business, then the Plan Administrator will make proportionate adjustments in: (i) the maximum number of shares of common stock that can be granted or used for reference purposes pursuant to the Plan; (ii) the number and kind of shares or other securities subject to any outstanding Awards; (iii) the exercise price for each share of common stock or other unit of any other securities subject to outstanding stock options and SARs (without change in the aggregate purchase price as to which such Awards remain exercisable); and (iv) the repurchase price of each share of restricted stock then subject to a risk of forfeiture in the form of a repurchase right. In the event of any other corporate action, including but not limited to an extraordinary cash distribution on the common stock, a corporate separation or other reorganization or liquidation, the Plan Administrator may make adjustments of outstanding Awards and their terms, if any, as it deems, in its sole discretion, equitable and appropriate.

Change of Control and Similar Corporate Events

Upon the occurrence of a “change in control”, as defined in the Plan: (i) outstanding stock options and SARs not already exercisable in full will accelerate with respect to 100% of the shares of common stock for which such stock options or SARs are not then exercisable; (ii) any risk of forfeiture applicable to outstanding Restricted Awards which is not based on the achievement of performance goals will lapse with respect to 100% of the restricted stock and restricted stock units still subject to such risk of forfeiture; and (iii) all Restricted Awards conditioned on the achievement of performance goals or other business objectives and the target payout opportunities attainable under outstanding performance units will be deemed satisfied as to a pro rata number of shares of common stock based on the assumed achievement of all relevant performance goals or objectives and the length of time within the relevant performance period which elapsed prior to the change in control; provided, however, that none of the foregoing shall apply in the case of a qualified performance-based award (except to the extent allowed by Section 162(m) of the Code), in the case of any award subject to additional or other terms upon a change in control in the applicable award agreement, or if prohibited by applicable laws or rules of any governmental agencies or national securities exchanges. In the event of any merger, consolidation, or any sale or transfer of all or part of our assets which does not constitute a change in control, any outstanding Awards will accelerate to the extent not assumed or replaced by comparable Awards referencing shares of capital stock of the successor or acquiring entity or parent thereof, and thereafter terminate.

Eligibility

Discretionary grants of Awards under the Plan may be made to any of our directors, employees or non-employee consultants, or to those of our affiliates, us as determined by the Plan Administrator; provided, however, that only employees of hhgregg or of a parent or subsidiary (as defined in Sections 424(e) and (f) of the

Code, respectively) of hhgregg are eligible to receive ISOs. We cannot determine at this time the amount of Awards that may be allocated in the future to directors, named executive officers and executive officers as a group. Please see “2010 Grants of Plan Based Awards” and “2010 Director Compensation” for a description of stock option awards to our directors and named executive officers for fiscal year 2010.

Stock Options

Stock options issued under the Plan will vest and become exercisable according to a schedule established by the Plan Administrator and provided in the grant agreement for such options. If such stock options are exercisable by installment, options that are not exercised during any one year may be accumulated and exercised at any time during the years the option remains exercisable. The Plan Administrator may accelerate the vesting of any stock option issued under the Plan in whole or in part at any time. The term of each stock option issued under the Plan is determined by the Plan Administrator; provided, however, that in no event shall an ISO be exercisable more than 10 years (or 5 years if the grantee owns 10% or more of the combined voting power of hhgregg or any parent or subsidiary of hhgregg) from the date it is granted.

Subject to the limitations set forth below, the exercise price of a stock option will be as determined by the Plan Administrator and set forth in the grant agreement. The exercise price may be adjusted in accordance with the adjustment provisions described in “Securities Subject to the Plan and Corporate Transactions.” The purchase price of ISOs may not be less than 100% (or 110% if the grantee owns 10% or more of the combined voting power of hhgregg or any parent or subsidiary of hhgregg) of the fair market value of the common stock on the date of grant. Upon the exercise of a stock option, the purchase price may be paid in accordance with the terms of the applicable grant agreement or the Plan.

With respect to ISOs, the aggregate fair market value (determined as of the date of grant) of the shares granted to any single recipient under the Plan or under any other option plan of ours or one of our subsidiaries that may become exercisable for the first time in any calendar year is limited to $100,000.

Stock Appreciation Rights

SARs may be granted either on a free-standing basis or on a tandem basis in conjunction with all or part of a stock option. Upon the exercise of a SAR, the holder will be entitled to receive cash in an amount equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of common stock over (B) the base price per share specified in the grant agreement, which may not be less than 50% of the fair market value of one share of common stock on the date of grant of the SAR or, in the case of a tandem SAR, the exercise price of the related stock option, times (ii) the number of shares of common stock specified by the SAR, or portion thereof, which is exercised.

A tandem SAR will terminate upon the termination or exercise of the pertinent portion of the related stock option and the pertinent portion of the related stock option will terminate upon the exercise of any such SAR. A tandem SAR may be exercised only to the extent and substantially subject to the same conditions as the related stock option. The Plan Administrator may, in it discretion, prescribe additional conditions to the exercise of any tandem SAR. SARs granted on a free-standing basis terminate at a time, and may be exercised at such time or times, as determined by the Plan Administrator.

In addition, a SAR related to a stock option which can only be exercised during limited periods following a change of control may entitle the holder to receive an amount based upon the highest price paid or offered for common stock in any transaction relating to the change in control or paid during the 30 day period immediately preceding the change in control in any transaction reported in the stock market in which the common stock is normally traded.

Restricted Stock and Restricted Stock Units

Restricted Awards may be granted pursuant to the Plan for such consideration, in cash, other property or services, or any combination thereof, at the discretion of the Plan Administrator. Restricted stock is common stock that is subject to limitations on transferability and a risk of forfeiture based on conditions related to the performance of services or the performance of the Company or its affiliates during a period (the “Restricted Period”) that the Plan Administrator may determine, from the date on which such Award is granted. A restricted stock unit is the right to be paid, either in common stock, cash or a combination of the two as determined by the Plan Administrator, the fair market value of a share of common stock on a date specified by the Plan Administrator subject to vesting periods and other restrictions and conditions.

Upon the grant of any Restricted Award under the Plan, the rights of the holder as a stockholder will be set forth in the grant agreement. For awards of restricted stock, the grant agreement, in such form as the Plan Administrator determines, will also state the restrictions to which the restricted stock is subject and the date or dates on which such restrictions will lapse. The Plan Administrator may reduce the duration of any restriction applicable to any shares of restricted stock. For grants of restricted stock units, the grant agreement, in such form as the Plan Administrator determines, will state the number of restricted stock units and the terms and conditions of such restricted stock units.

Stock Grants

A stock grant is a grant of shares of common stock not subject to restrictions or forfeiture conditions. Such a grant may be made under the Plan in recognition of significant prior or expected contributions to our success of the success of our affiliates, in lieu of compensation otherwise due, as inducements to employment or in other limited circumstances as the Plan Administrator deems appropriate.

Performance Units and Qualified Performance-Based Awards

Performance units may be granted under the Plan and entitle the holder to the value of a specified number of shares of common stock, over the initial value for such number of shares, if any, established by the Plan Administrator at the time of grant, at the close of a specified “performance period” to the extent specified business objectives are achieved. Payment of earned performance units is made in a single lump sum following the close of the applicable “performance period.”

Qualified performance-based awards are awards which include performance criteria intended to satisfy Section 162(m) of the Code. Qualified performance-based awards may be granted under the Plan in the form of stock options, SARs, Restricted Awards or performance units, but in each case will be subject to satisfaction of “performance criteria” which are set forth by the Plan Administrator (or a sub-committee thereof if necessary to comply with certain requirements of Section 162(m) of the Code), within the applicable “performance period.” Any of the following performance criteria may be used to establish performance goals: cash flow, earnings per share, stock price, return on equity, stockholder return or total stockholder return, return on capital, return on investment, return on assets or net assets, market capitalization, economic value added, debt leverage, same store sales, sales or net sales, store openings, completion and financial performance of acquisitions, income, operating income, operating profit, margin (gross, operating or profit), return on operating revenue or assets, cash from operations, operating ratio, operating revenue, market share improvement, general administrative expenses, and customer service. Qualified performance-based awards in the form of stock options or SARs must have an exercise price which is not less than 100% of the fair market value of our common stock on the date of grant. No payment or other amount will be available to the grantee of a qualified performance-based award except upon the Plan Administrator’s determination that the particular performance goal or goals established by the Plan Administrator have been satisfied for the respective performance period. The terms of performance-based awards granted under the Plan are set forth in a grant agreement, in such form as the Plan Administrator determines, that states, as applicable, the terms and conditions of such awards.

Death—Termination of Employment—Restrictions on Transfer

The Plan Administrator will provide in a grant agreement whether and to what extent an Award granted under the Plan will be exercisable upon the grantee’s termination of employment, service or other association with us for any reason, including upon the grantee’s death, disability or retirement.

In general, Awards granted under the Plan are not assignable or transferable, and an award or interest therein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, except by will or by the laws of descent and distribution. The Plan Administrator may, with respect to a NSO or Restricted Stock, provide that such award can be transferred by the grantee to a family member, provided that such transfer is without payment of any consideration and that the transfer is approved by the Plan Administrator. For this purpose, a “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant or employee), a trust to which any of the foregoing persons holds a greater than 50% beneficial interest in, a foundation in which the foregoing persons or the grantee control, and any other entity in which the foregoing persons or the grantee own greater than 50% of the voting interests.

Amendment; Termination

The Board may amend the Plan at any time, and the Plan Administrator may amend the terms of any Award either prospectively or retroactively. However, no amendment may effect a repricing of any outstanding option without the prior consent of the stockholders of the Company. Further, no amendment or modification of the Plan by the Board or of any outstanding Award by the Plan Administrator may impair the rights of the holder of an Award without the holder’s consent, although no such consent is required if the amendment is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including Section 409A of the Code, or to satisfy any accounting standard, or the Board or the Plan Administrator, as applicable, determines that the amendment is not reasonably likely to significantly diminish the benefits provided under the Award or that any such diminution has been adequately compensated. The Board may terminate the Plan, in whole or part, at any time.

Certain Federal Income Tax Effects

Following is a summary of the principal federal tax consequences to U.S. citizens and residents of Awards under the Plan. It is based on the provisions of the Code and applicable IRS regulations and rulings. The Code is subject to amendment, and continuing interpretation by the IRS. This summary describes only the principal tax consequences in the circumstances described and does not take into account special rules that might apply in limited cases.

Further, Internal Revenue Service regulations provide that, for the purpose of avoiding certain penalties under the Code, taxpayers may rely only on opinions of counsel that meet specific requirements set forth in the regulations, including a requirement that such opinions contain extensive factual and legal discussion and analysis. Any tax advice that may be contained in this document does not constitute an opinion that meets the requirements of the regulations. Any such tax advice therefore cannot be used, and was not intended or written to be used, for the purpose of avoiding any federal tax penalties that the Internal Revenue Service may attempt to impose. Because any such tax advice could be viewed as a “marketed opinion” under the Internal Revenue Service regulations, those regulations require this document to state that any such tax advice was written to support the “promotion or marketing” of the matters set forth in this document.

A grantee should consult his or her own independent tax advisor and seek advice based on his or her particular circumstances as to the specific consequences under federal tax law, and under other tax laws, such as foreign, state or local tax laws, which are not addressed here.

For purposes of this summary, we have assumed that no Award will be considered “deferred compensation” as that term is defined for purposes of the federal tax rules governing nonqualified deferred compensation arrangements set forth in Section 409A of the Code, and the regulations thereunder or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). For example, the award of a NSO with an exercise price which is less than the market value of the stock covered by the stock option would constitute deferred compensation. If an award includes deferred compensation, and its terms do not comply with the requirements of those rules, then any deferred compensation component of the award will be taxable when it is earned and vested (even if not then payable) and the grantee will be subject to a 20% additional tax.

Nonstatutory Stock Options (NSOs)

Grant. A grantee will not have to report any taxable income when he or she receives a NSO.

Exercise with Cash. A grantee will have to report taxable income if he or she exercises a NSO with cash. The amount the grantee must report is the difference between the value of common stock on the date the grantee exercises the stock option and the amount the grantee pays for the shares of common stock. This income will be taxed to the grantee just as any other income the grantee receives as compensation for services. This income, together with the amount the grantee pays for the shares of common stock, will then be the grantee’s basis in the shares for purposes of determining his or her taxable gain or loss on any later sale of the shares.

Exercise with Stock. Provided the grant agreement allows for such an exercise, if the grantee exercises his or her NSO by delivering shares of common stock that he or she already owns, the exercise will be treated, in part, as a nontaxable exchange of shares of common stock. This means the following:

•

The grantee will not have to report compensation income on the number of shares of common stock he or she receives whose value equals the value of the shares of common stock he or she delivers. The grantee’s basis in those shares of common stock, for determining any taxable gain or loss when the grantee sells those shares, will be the basis of the shares of common stock the grantee delivers. Also, the shares of common stock the grantee receives will have a holding period (for determining whether the grantee qualifies for favorable capital gains tax rates) which includes the length of time the grantee held the shares of Common Stock he or she delivers.

•

The grantee will have to report compensation income on any additional shares of common stock he or she receives in an amount equal to the difference between the value of those additional shares of common stock and the amount of cash, if any, he or she pays for the shares. This income, together with the amount the grantee pays for the shares of common stock, will then be the grantee’s basis in the shares for purposes of determining his or her taxable gain or loss on any later sale of the shares.

If the shares of common stock the grantee uses to exercise his or her NSO were acquired by exercising an ISO or under an employee stock purchase plan, the grantee’s use of those shares may constitute a “disqualifying disposition” of those shares, as explained below under “Incentive Stock Options (ISOs).”

Sale of Shares. The grantee may also have to report taxable gain or loss when he or she sells a share of common stock he or she received on exercising a NSO. The amount of gain or loss the grantee must report will be measured by the difference between the amount he or she receives from selling that share of common stock and his or her basis in the share. Any such gain or loss will be a capital gain or loss. Capital gains qualify to be taxed at lower rates than the rates which apply to compensation income if the grantee has held the share of common stock more than one year.

Incentive Stock Options (ISOs)

Grant. The grantee will not have to report any taxable income when he or she receives an ISO.

Exercise with Cash. In most cases the grantee will not have to report any taxable income when he or she exercises an ISO with cash. However, the federal income tax system includes a separate tax, the alternative minimum tax, intended to ensure that taxpayers cannot completely eliminate all income taxes through the use of various special provisions of the Code. The special treatment of ISOs generally does not apply for purposes of calculating whether the grantee owes any alternative minimum tax, however, for that purpose the grantee will have to report the difference between the value of the shares of common stock on the date the grantee exercises the stock option and the amount the grantee pays for the shares as though it were taxable compensation income. As a result, and depending on the grantee’s particular circumstances, the grantee may have to pay an alternative minimum tax when the grantee exercises an ISO even though the grantee has no taxable income for regular income tax purposes because the grantee does not sell the shares of common stock the grantee acquires as a result of the exercise until a subsequent year.

Exercise with Stock. Provided the grant agreement allows for such an exercise and subject to the discussion above regarding the alternative minimum tax, in most cases the grantee also will not have to report any taxable income on exercising an ISO with shares of common stock the grantee already owns but, there will be other consequences unique to exercising the grantee’s stock option with shares of Common Stock, as follows:

•

For purposes of determining the amount of the grantee’s gain or loss on any later sale of those shares of common stock, the number of shares of common stock the grantee receives on exercise whose value equals the value of the shares of common stock the grantee delivers will have a basis equal to the basis of the shares of common stock the grantee delivers and a holding period which includes the length of time the grantee held the shares of common stock the grantee delivers. The additional shares of common stock the grantee receives will have basis equal to any cash the grantee pays to exercise his or her stock option.

•

However, for purposes of determining whether any later sale of any of the shares of common stock the grantee receives is a “disqualifying disposition” (described in “Sale of Shares” immediately below), all of the shares of common stock the grantee receives will be treated as newly acquired.

•

If the grantee later sells less than all of the shares of common stock the grantee receives when the grantee exercises his or her ISO with shares of common stock, the grantee will be considered to have first sold the shares of common stock with the lowest basis.

•

If the grantee acquired the shares of common stock which the grantee uses to exercise his or her stock option by exercising another ISO or through an employee stock purchase plan, and the holding periods required for favorable tax treatment are not met with respect to the shares of common stock the grantee uses, those shares will be treated as sold in a disqualifying disposition for purposes of reporting compensation income (that is, the grantee will not have any capital gain or loss on exchanging those shares, but may be required to report compensation income as if the grantee sold the shares).

Sale of Shares. The grantee may have to report taxable gain or loss when the grantee sells a share of common stock the grantee received on exercising an ISO. The amount of gain or loss the grantee must report will be measured by the difference between the amount the grantee receives from selling that share of common stock and the grantee’s basis in the share. Any such gain or loss will usually be capital gain or loss. Capital gains qualify to be taxed at lower rates than the rates which apply to compensation income if the grantee has held the share more than one year. However, if the grantee has a gain when the grantee sells a share of common stock the grantee received on exercising an ISO, some or all of that gain will be taxed as compensation income if the grantee sells that share (i) within two years from the date he or she received the ISO, or (ii) within one year after the grantee exercised the ISO.

A sale of such shares of common stock within the above time periods is known as a disqualifying disposition. In the case of a disqualifying disposition, the grantee will have to report as additional compensation income the portion of the gain the grantee otherwise would report on selling his or her share of common stock equal to the difference between the value of the share at the date the grantee exercised his or her stock option and the amount the grantee paid for the share on exercise. Note that the amount of the grantee’s compensation income will not be limited to his or her gain on the sale, but instead will include all of the difference between value and amount paid, if the grantee’s sale is the type of transaction where a loss, had the grantee sustained one, would not be recognized for federal income tax purposes, for example, a sale to certain relatives. Any such compensation income is not subject to income and employment tax withholding, but will be reported by us to the IRS.

Restricted Stock

Grant and Lapse of Restrictions. When the grantee receives an award of restricted stock the grantee will not have to report any taxable income except as follows:

•

If the grantee makes an “83(b) election” (as described below), at the date the grantee receives his or her restricted stock, the grantee will have to report compensation income equal to the difference between the value of the shares of common stock and the price the grantee pays for the shares, if any. Value is determined without regard to the risk of forfeiture that applies to the grantee’s award.

•

If the grantee does not make an “83(b) election,” at the date or dates the substantial risk of forfeiture which applies to the grantee’s award expires, the grantee will have to report compensation income equal to the difference between the then value of the shares of common stock and the price the grantee paid for the shares, if any.

83(b) Elections. An 83(b) election is a special tax election the grantee can make to have any risk of forfeiture that otherwise applies to his or her restricted stock disregarded for tax purposes. An 83(b) election has three effects. First, the grantee will have to report compensation income, if any, at the time the grantee receives the shares of common stock rather than later as the risk of forfeiture expires. Second, the amount of the grantee’s compensation income will be based on the value of the shares of common stock when the grantee receives the shares (disregarding the risk of forfeiture) rather than based on the value as the risk of forfeiture expires. Third, the date the grantee is first treated as holding the shares of common stock for purposes of later determining whether the grantee qualifies for the tax rates that apply to capital gains or losses will be the date the grantee receives his or her award rather than the date or dates the risk of forfeiture which applies to his or her award expires. An 83(b) election must be made within 30 days of receiving restricted stock, and generally cannot be revoked once made.

Sale of Shares. The grantee may have to report taxable gain or loss when the grantee sells the shares of common stock the grantee received as restricted stock. The amount of gain or loss the grantee must report will be measured by the difference between the amount the grantee receives on selling those shares of common stock and his or her basis in the shares. The grantee’s basis in the shares of common stock is the amount the grantee paid for the shares, if any, plus the amount of compensation income the grantee previously reported in connection with the restricted stock. Any such gain or loss will be a capital gain or loss. Any such gain will qualify for lower tax rates than the rates which apply to compensation income if the grantee held the awarded shares of common stock more than one year after the date the grantee received the shares, if the grantee makes an 83(b) election, or the date or dates the risk of forfeiture which applies to his or her award expires, if the grantee does not make an 83(b) election.

Forfeiture of Shares. If the grantee should forfeit his or her restricted stock, the grantee will have to report taxable gain or loss based on the difference between the amount the grantee paid for the restricted stock and the amount the grantee receives on forfeiture, if anything. That gain or loss will be an ordinary gain or loss if the grantee did not make a Section 83(b) election, and capital gain or loss if the grantee did make a Section 83(b) election. Note that if the grantee makes an 83(b) election and the shares of common stock are subsequently forfeited, only the amount paid for the shares, and not any amount of compensation income the grantee recognized because of the Section 83(b) election, will be taken into account for purposes of determining his or her capital gain or loss.

Stock Appreciation Rights (SARs); Restricted Stock Units; Performance Units

The grantee will generally recognize taxable income on receipt of cash or other property pursuant to an award of SARs, restricted stock units or performance stock units. The amount the grantee must report is the difference between the amount of cash or value of the shares of common stock the grantee receives and the amount, if any, the grantee pays for any such cash or shares. This income will be taxed to the grantee just as any other income the grantee receives as compensation for services.

Stock Grants

When the grantee receives an award of shares of common stock which is not subject to any substantial risk of forfeiture, the grantee will have to report compensation income equal to the difference between the value of the shares and the price the grantee pays for the shares, if any. This amount of income, together with the price the grantee pays for the shares, will then be the grantee’s basis in the shares for purposes of determining whether the grantee has any taxable gain or loss on a later sale of the shares.

Company Deductions; Tax Withholding

Except as has been previously described, whenever the grantee has to report compensation income in connection with an award, we generally will be entitled to deduct the same amount in computing our taxable income and we must withhold income and employment taxes based on that compensation income if paid to the grantee as an employee. The grantee is responsible for ensuring that adequate funds are available to us for such withholding.

Restrictions on Resale

If the grantee is an “affiliate” of us as defined in Rule 144 promulgated under the Securities Act (“Rule 144”), common stock acquired by the grantee under the Plan will be “restricted securities” as that term is defined in Rule 144 and the certificate representing such shares may bear a legend restricting the transfer thereof. A grantee that is an “affiliate” may sale or otherwise dispose of shares of common stock acquired under the Plan pursuant to (1) the requirements of Rule 144, without being subject to the holding period requirement of such Rule, (2) another exemption from such registration under the Securities Act or (3) a separate prospectus prepared in accordance with the applicable form under the Securities Act. A grantee who is not an affiliate of ours may sell his or her shares of common stock acquired pursuant to the terms of the Plan without compliance with the requirements of Rule 144 or the registration requirements of the Securities Act.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has appointed the firm of KPMG LLP (“KPMG”) as independent registered public accountants to audit and report on the consolidated financial statements of hhgregg, Inc. and its subsidiaries for fiscal 2011, and to perform such other appropriate accounting and related services as may be required by the Audit Committee. If the stockholders do not ratify the appointment of KPMG, the appointment of the independent registered public accountants will be reconsidered by the Audit Committee. However, the Audit Committee will not be obliged to select a different auditor. KPMG served as our independent registered public accountants for the fiscal year ended March 31, 2004, and for each subsequent fiscal year. Representatives of KPMG are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Independent Registered Public Accounting Firm’s Fees and Services

The following sets forth fees billed for the audit and other services provided by KPMG for fiscal 2010 and fiscal 2009:

Fee Category	Fiscal 2010 Fees	Fiscal 2009 Fees
Audit fees(1)	$500,000	$465,300
Audit-related fees(2)	$—	$7,000
Tax fees(3)	$196,800	$30,100

Total	$696,800	$502,400

(1)	Audit fees include fees for the audit of the annual consolidated financial statements, reviews of the interim condensed consolidated financial statements included in the Company's quarterly reports, audits of the effectiveness of the Company's internal control over financial reporting, consultation fees on accounting issues and in fiscal 2010, procedures performed in connection with a registration statement and related consents and comfort letters.
(2)	Audit-related fees include fees for services related to SEC Correspondence in fiscal 2009.
(3)	Tax fees consisted principally of fees for tax compliance and tax consulting services.

All services rendered by KPMG are permissible under applicable laws and regulations regarding the independence of the independent registered public accounting firm, and all such services were pre-approved by the Audit Committee. The Audit Committee Charter requires that the Audit Committee pre-approve the services to be provided by KPMG. The Audit Committee delegated that approval authority to the Chairman of the Audit Committee with respect to all matters other than the annual engagement of the independent registered public accountants.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of KPMG as our independent registered public accountants for fiscal 2011.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of our common stock (collectively, “Reporting Persons”) to file with the SEC and NYSE initial reports of ownership and reports of changes in ownership of our common stock, and to furnish us with copies of such reports. To our knowledge, which is based solely on a review of the copies of such reports furnished to us and written representations from Reporting Persons that no other reports were required, all Reporting Persons complied with all applicable filing requirements during fiscal 2010.

STOCKHOLDER PROPOSALS

A stockholder who wants to present a proposal at the 2011 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing at our offices at hhgregg, Inc. 4151 E. 96th Street, Indianapolis, IN 46240, Attention: Corporate Secretary, on or before February 25, 2011. Applicable SEC rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in next year’s proxy statement.

A stockholder who wants to present a proposal at the 2011 annual meeting (but not to include the proposal in our proxy statement) or to nominate a person for election as a director must comply with the requirements set forth in our By-Laws. Our By-Laws require, among other things, that our corporate secretary receive written notice from the record holder of intent to present such proposal or nomination no less than 120 days and no more than 150 days prior to the anniversary of the date on which we first mailed the proxy materials for the preceding year’s annual meeting. Therefore, we must receive notice of such proposal no earlier than January 26, 2011, and no later than February 25, 2011. The notice must contain the information required by our By-Laws. You may obtain a print copy of our By-Laws upon request from our corporate secretary at hhgregg, Inc., 4151 E. 96th Street, Indianapolis, IN 46240. Our by-laws are also available on our web site at www.hhgregg.com. Management may vote proxies in its discretion on any matter at the 2011 annual meeting if we do not receive notice of the matter within the time frame described in this paragraph. In addition our Chairman or any other person presiding at the meeting may exclude any matter that is not properly presented in accordance with these requirements.

OTHER MATTERS

Management knows of no other matters to be brought before the Annual Meeting. However, if any other matters do properly come before the Annual Meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the best judgment of the person voting the proxies. Whether or not stockholders plan to attend the Annual Meeting, they are respectfully urged to sign, date and return the enclosed proxy which will, of course, be returned to them at the Annual Meeting if they are present and so request.

APPENDIX A

HHGREGG, INC.

2007 EQUITY INCENTIVE PLAN

(as amended by the Board of Directors on June 23, 2010)

i

HHGREGG, INC.

2007 EQUITY INCENTIVE PLAN

(as amended by the Board of Directors on June 23, 2010)

1.	Purpose

This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

2.	Definitions

As used in this Plan, the following terms shall have the following meanings:

2.1. Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to an Option or Stock Appreciation Right, that as of the time of reference the Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to the Stock or Units shall expire with respect to some or all of the shares of Restricted Stock or Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Performance Units, that the applicable Performance Goals shall be deemed to have been met as to some or all of the Units.

2.2. Acquisition means a merger or consolidation of the Company into another person (i.e., which merger or consolidation the Company does not survive) or the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions.

2.3. Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.4. Award means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units, or Stock Grants.

2.5. Award Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

2.6. Board means the Company’s Board of Directors.

2.7. Change of Control means the occurrence of any of the following after the date of the approval of the Plan by the Board:

(a) an Acquisition, unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction, or

(b) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders accept, other than (i) the Company or an Affiliate, (ii) an employee benefit plan of the

Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or

(c) over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board; or

(d) a majority of the Board votes in favor of a decision that a Change of Control has occurred.

2.8. Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.9. Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of the Plan. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.10. Company means hhgregg, Inc., a corporation organized under the laws of the State of Delaware.

2.11. Covered Employee means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.12. Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).

2.13. Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.14. Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Stock as of any date is the closing price for the Stock as reported on the New York Stock Exchange (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported. For purposes of Awards effective as of the effective date of the Company’s initial public offering, Market Value of Stock shall be the price at which the Company’s Stock is offered to the public in its initial public offering.

2.15. Nonstatutory Option means any Option that is not an Incentive Option.

2.16. Option means an option to purchase shares of Stock.

2.17. Optionee means a Participant to whom an Option shall have been granted under the Plan.

2.18. Participant means any holder of an outstanding Award under the Plan.

2.19. Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to: (i) cash flow (before or after dividends), (ii) earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) stockholder return or total stockholder return, (vi) return on capital (including, without limitation, return on total capital or return on invested capital), (vii) return on investment, (viii) return on

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assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage, (xii) same store sales, (xiii) sales or net sales, (xiv) store openings, (xv) completion and financial performance of acquisitions, (xvi) income, pre-tax income or net income, (xvii) operating income or pre-tax profit, (xviii) operating profit, net operating profit or economic profit, (xix) gross margin, operating margin or profit margin, (xx) return on operating revenue or return on operating assets, (xxi) cash from operations, (xxii) operating ratio, (xxiii) operating revenue, (xxiv) market share improvement, (xxv) general and administrative expenses, and (xxvi) customer service.

2.20. Performance Goals means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee. The Committee will, in the manner and within the time prescribed by Section 162(m) of the Code in the case of Qualified Performance-Based Awards, objectively define the manner of calculating the Performance Goal or Goals it selects to use for such Performance Period for such Participant. To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance against a Performance Goal to exclude any of the following events that occurs during a Performance Period: (i) acquisitions or dispositions, (ii) asset write-downs, (iii) litigation, claims, judgments or settlements, (iv) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (v) accruals for reorganization and restructuring programs; and (vi) any extraordinary, unusual, non-recurring or non-comparable items (A) as described in Accounting Principles Board Opinion No. 30, (B) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (C) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

2.21. Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals or other business objectives will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance Unit.

2.22. Performance Unit means a right granted to a Participant under Section 7.5, to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals or other business objectives established by the Committee.

2.23. Plan means this 2007 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.24. Qualified Performance-Based Awards means Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.25. Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.26. Restricted Stock Units means rights to receive shares of Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

2.27. Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

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2.28. Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right of the Company to reacquire shares of Restricted Stock at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.29. Stock means common stock, par value $0.0001 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.30. Stock Appreciation Right means a right to receive any excess in the Market Value of shares of Stock (except as otherwise provided in Section 7.2(c)) over a specified exercise price.

2.31. Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.32. Stockholders’ Agreement means any agreement by and among the holders of at least a majority of the outstanding voting securities of the Company and setting forth, among other provisions, restrictions upon the transfer of shares of Stock or on the exercise of rights appurtenant thereto (including but not limited to voting rights).

2.33. Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3.	Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the Board or approval of the Plan by the Company’s stockholders. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. Awards of Incentive Options granted prior to stockholder approval of the Plan are expressly conditioned upon such approval, but in the event of the failure of the stockholders to approve the Plan shall thereafter and for all purposes be deemed to constitute Nonstatutory Options.

4.	Stock Subject to the Plan

At no time shall the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan (including pursuant to Incentive Options), nor the number of shares of Stock issued pursuant to Incentive Options, exceed 6,000,000 shares of Stock; subject, however, to the provisions of Section 8 of the Plan. For purposes of applying the foregoing limitation, (a) if any Option or Stock Appreciation Right expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient or repurchased at less than its Market Value, the shares not purchased by the Optionee or which are forfeited by the recipient or repurchased shall again be available for Awards to be granted under the Plan and (b) if any Option is exercised by delivering previously owned shares in payment of the exercise price therefor, only the net number of shares, that is, the number of shares issued minus the number received by the Company in payment of the exercise price, shall be considered to have been issued pursuant to an Award granted under the Plan. In addition, settlement of any Award shall not count against the foregoing limitations except to the extent settled in the form of Stock. Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5.	Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee

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under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.	Authorization of Grants

6.1. Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Stock covered by Options or other Awards granted to any one person in any one calendar year exceed the aggregate number of shares of Stock subject to the Plan.

6.2. General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including if applicable delivering a fully executed copy of any agreement evidencing an Award to the Company).

6.3. Effect of Termination of Employment, Etc. Unless the Committee shall provide otherwise with respect to any Award, if the Participant’s employment or other association with the Company and its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, (a) any outstanding Option or SAR of the Participant shall cease to be exercisable in any respect not later than 90 days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

6.4. Non-Transferability of Awards. Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose,

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“family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests.

7.	Specific Terms of Awards

7.1. Options.

(a) Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

(b) Exercise Price. The price at which shares of Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares may be acquired under each Nonstatutory Option shall not be so limited solely by reason of this Section.

(c) Option Period. No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section.

(d) Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

(e) Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 16, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares to be purchased. In lieu of payment in cash or by check, but subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company, payment may be made

(i) by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or

(ii) by surrender of the Option as to all or part of the shares of Stock for which the Option is then exercisable in exchange for shares of Stock having an aggregate Market Value equal to the difference between (1) the aggregate Market Value of the surrendered portion of the Option, and (2) the aggregate exercise price under the Option for the surrendered portion of the Option, or

(iii) unless prohibited by applicable law, by delivery to the Company of the Optionee’s executed promissory note in the principal amount equal to the exercise price of the shares to be purchased and otherwise in such form as the Committee shall have approved.

If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means

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shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable.

(f) Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(g) Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

7.2. Stock Appreciation Rights.

(a) Tandem or Stand-Alone. Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

(b) Exercise Price. Stock Appreciation Rights shall have an exercise price of not less than fifty percent (50%) of the Market Value of the Stock on the date of award, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option.

(c) Other Terms. Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option. In addition, an SAR related to an Option which can only be exercised during limited periods following a Change of Control may entitle the Participant to receive an amount based upon the highest price paid or offered for Stock in any transaction relating to the Change of Control or paid during the thirty (30) day period immediately preceding the occurrence of the Change of Control in any transaction reported in the stock market in which the Stock is normally traded.

7.3. Restricted Stock.

(a) Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

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(b) Issuance of Certificates. Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of hhgregg, Inc. 2007 Equity Incentive Plan and an Award Agreement entered into by the registered owner and hhgregg, Inc. Copies of such Plan and Agreement are on file in the offices of hhgregg, Inc.

(c) Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(d) Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock. The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 4.

(f) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

7.4. Restricted Stock Units.

(a) Character. Each Restricted Stock Unit shall entitle the recipient to a share of Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(b) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made in a single lump sum following the close of the applicable Restriction Period. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

7.5. Performance Units.

(a) Character. Each Performance Unit shall entitle the recipient to the value of a specified number of shares of Stock, over the initial value for such number of shares, if any, established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified business objectives, including but not limited to Performance Goals, shall have been achieved.

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(b) Earning of Performance Units. The Committee shall set Performance Goals or other business objectives in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other business objectives have been achieved.

(c) Form and Timing of Payment. Payment of earned Performance Units shall be made in a single lump sum following the close of the applicable Performance Period. At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Stock which have been earned in connection with grants of Performance Units which have been earned, but not yet distributed to Participants. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

7.6. Stock Grants. Stock Grants shall be awarded in recognition of significant prior or expected contributions to the success of the Company or its Affiliates, in lieu of compensation otherwise already due, as inducements to employment and in such other circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.

7.7. Qualified Performance-Based Awards.

(a) Purpose. The purpose of this Section 7.7 is to provide the Committee the ability to qualify Awards as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Award as a Qualified Performance-Based Award, the provisions of this Section 7.7 will control over any contrary provision contained in the Plan. In the course of granting any Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award. However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 7.7 and the requirements of Section 162(m) of the Code and the regulations promulgated thereunder applicable to “performance-based compensation.”

(b) Authority. All grants of Awards intended to qualify as Qualified Performance-Based Awards and determination of terms applicable thereto shall be made by the Committee or, if not all of the members thereof qualify as “outside directors” within the meaning of applicable IRS regulations under Section 162 of the Code, a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

(c) Applicability. This Section 7.7 will apply only to those Covered Employees, or to those persons who the Committee determines are reasonably likely to become Covered Employees in the period covered by an Award, selected by the Committee to receive Qualified Performance-Based Awards. The Committee may, in its discretion, grant Awards to Covered Employees that do not satisfy the requirements of this Section 7.7.

(d) Discretion of Committee with Respect to Qualified Performance-Based Awards. Options may be granted as Qualified Performance-Based Awards in accordance with Section 7.1, except that the exercise price of any Option intended to qualify as a Qualified Performance-Based Award shall in no event be less that the Market Value of the Stock on the date of grant. Other Awards intended to qualify as Qualified Performance-Based Awards, such as Restricted Stock, Restricted Stock Units, or Performance Units, shall be subject to satisfaction of one or more Performance Goals. The Committee will have full discretion to

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select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

(e) Payment of Qualified Performance-Based Awards. A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals period are achieved within the applicable Performance Period, as determined by the Committee. In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

(f) Maximum Award Payable. The maximum Qualified Performance-Based Award payment to any one Participant under the Plan for a Performance Period is the number of shares of Stock set forth in Section 4 above, or if the Qualified Performance-Based Award is paid in cash, that number of shares multiplied by the Market Value of the Stock as of the date the Qualified Performance-Based Award is granted.

(g) Limitation on Adjustments for Certain Events. No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

7.8. Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

8.	Adjustment Provisions

8.1. Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of its incorporation, taking into account the transactions contemplated under the Incorporation and Exchange Agreement by and among, among others, Gregg Appliances, Inc. and the Company dated as of April 12, 2007. Subject to Section 8.2, if subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which

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such Options or Rights remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2. Treatment in Certain Acquisitions. Subject to any provisions of then outstanding Awards granting greater rights to the holders thereof, in the event of an Acquisition in which outstanding Awards are not Accelerated in full pursuant to Section 9, any then outstanding Awards shall nevertheless Accelerate to the extent not assumed or replaced by comparable Awards referencing shares of the capital stock of the successor or acquiring entity or parent thereof, and thereafter (or after a reasonable period following the Acquisition, as determined by the Committee) terminate. As to any one or more outstanding Awards which are not otherwise Accelerated in full by reason of such Acquisition, the Committee may also, either in advance of an Acquisition or at the time thereof and upon such terms as it may deem appropriate, provide for the Acceleration of such outstanding Awards in the event that the employment of the Participants should subsequently terminate following the Acquisition. Each outstanding Award that is assumed in connection with an Acquisition, or is otherwise to continue in effect subsequent to the Acquisition, will be appropriately adjusted, immediately after the Acquisition, as to the number and class of securities and other relevant terms in accordance with Section 8.1.

8.3. Dissolution or Liquidation. Upon dissolution or liquidation of the Company, other than as part of an Acquisition or similar transaction, each outstanding Option and SAR shall terminate, but the Optionee or SAR holder (if at the time in the employ of or otherwise associated with the Company or any of its Affiliates) shall have the right, immediately prior to the dissolution or liquidation, to exercise the Option or SAR to the extent exercisable on the date of dissolution or liquidation.

8.4. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Sections, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8.5. Related Matters. Any adjustment in Awards made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other financial objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this Section 8 shall result in an exercise price which is less than the par value of the Stock.

9.	Change of Control

Except as otherwise provided below, upon the occurrence of a Change of Control:

(a) any and all Options and Stock Appreciation Rights not already exercisable in full shall Accelerate with respect to 100% of the shares for which such Options or Stock Appreciation Rights are not then exercisable;

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(b) any Risk of Forfeiture applicable to Restricted Stock and Restricted Stock Units which is not based on achievement of Performance Goals shall lapse with respect to 100% of the Restricted Stock and Restricted Stock Units still subject to such Risk of Forfeiture immediately prior to the Change of Control; and

(c) all outstanding Awards of Restricted Stock and Restricted Stock Units conditioned on the achievement of Performance Goals or other business objectives and the target payout opportunities attainable under outstanding Performance Units shall be deemed to have been satisfied as of the effective date of the Change of Control as to a pro rata number of shares based on the assumed achievement of all relevant Performance Goals or objectives and the length of time within the Performance Period which has elapsed prior to the Change of Control. All such Awards of Performance Units and Restricted Stock Units shall be paid to the extent earned to Participants in accordance with their terms within thirty (30) days following the effective date of the Change of Control.

None of the foregoing shall apply, however, (i) in the case of a Qualified Performance-Based Award specifically designated as such by the Committee at the time of grant (except to the extent allowed by Section 162(m) of the Code), (ii) in the case of any Award pursuant to an Award Agreement requiring other or additional terms upon a Change of Control (or similar event), or (iii) if specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges.

10.	Settlement of Awards

10.1. In General. Options and Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

10.2. Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a) the shares are at the time of the issue of such shares effectively registered under the Securities Act of 1933; or

(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

10.3. Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company. Whenever Stock is to be issued pursuant to an Award, if the Committee so directs at or after grant, the Company shall be under no obligation to issue such shares until such time, if ever, as the recipient of the Award (and any person who exercises any Option, in whole or in part), shall have become a party to and bound by the Stockholders’ Agreement, if any. In the event of any conflict between the provisions of this Plan and the provisions of the Stockholders’ Agreement, the provisions of the Stockholders’ Agreement shall control except as required to fulfill the intention that this Plan constitute an

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incentive stock option plan within the meaning of Section 422 of the Code, but insofar as possible the provisions of the Plan and such Agreement shall be construed so as to give full force and effect to all such provisions.

10.4. Investment Representations. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

10.5. Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 10.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

10.6. Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 10.4 in addition to any other applicable restriction under the Plan, the terms of the Award and if applicable under the Stockholders’ Agreement and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.7. Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required

13

by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares to satisfy their tax obligations. Participants may only elect to have Shares withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

11.	Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

12.	Limitation of Rights in Stock; No Special Service Rights

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the By-laws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

13.	Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

14.	Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

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15.	Termination and Amendment

15.1. Termination or Amendment of the Plan. The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

15.2. Termination or Amendment of Outstanding Awards. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan. Also within the limitations of the Plan, the Committee may modify, extend or assume outstanding Awards or may accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares and on the same or different terms and conditions (including but not limited to the exercise price of any Option). Furthermore, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Award previously granted or (b) authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

15.3. Limitations on Amendments, Etc. No amendment, modification or cancellation shall effect a repricing of any outstanding Option without the prior consent of the stockholders of the Company. No amendment or modification of the Plan by the Board or any outstanding Award by the Committee, shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification or such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.

16.	Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

17.	Governing Law

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

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hhgregg, inc

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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hhgregg, inc.

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on August 2, 2010.

Vote by Internet

Vote by telephone

Annual Meeting Proxy Card

1234 5678 9012 345

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 3.

1. Election of Directors:

+

B Non-Voting Items

Change of Address — Please print new address below.

C 1234567890 J N T

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017H2C

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Electronic Voting Instructions

Available You can vote 24 hours by Internet a day, or 7 days telephone! a week!

Instead methods of outlined mailing below your proxy, to vote you your may proxy. choose one of the two voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

12:00 Proxies a.m. submitted , Eastern by Time, the on Internet August or 2, telephone 2010. must be received by

Vote by Internet

• Log on to the Internet and go to www.envisionreports.com/HGG

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

1. Election of Directors:

For

Withhold

For

Withhold

For

Withhold

01 -Lawrence P. Castellani

02 - Benjamin D. Geiger

03 - Catherine A. Langham

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04 - Dennis L. May

05 - John M. Roth

06 - Charles P. Rullman

07 - Michael L. Smith

08 - Peter M. Starrett

09 - Jerry W. Throgmartin

10 - Kathleen C. Tierney

11 - Darrell E. Zink

For Against Abstain For Against Abstain

2. To the ratify hhgregg, the action Inc. 2007 of the Equity Board Incentive of Directors Plan in to amending increase

3. To appointing ratify the KPMG, action LLP of the as Company’s independent Audit registered Committee public in issuance the number thereunder of shares from of common 3,000,000 stock to 6,000,000. authorized for March accountants 31, 2011. of the Company for the fiscal year ending

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below full Please title. sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

017H2C

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

1 U P X 0 2 6 0 4 4 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — hhgregg, Inc.

Annual Meeting of stockholders will be held on Tuesday, August 3, 2010 at our Corporate headquarters 4151 E. 96th Street, Indianapolis, IN 46240, at 2:00 p.m. local time.

Jerry W. Throgmartin and Dennis L. May, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of hhgregg, Inc. to be held on August 3, 2010 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of directors, FOR ratification of the action of the Board of Directors in amending the hhgregg, Inc. 2007 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 3,000,000 to 6,000,000 and FOR ratification of the action of the Company’s Audit Committee in appointing KPMG, LLP as independent registered public accountants of the Company for the fiscal year ending March 31, 2011.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)